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                                                                   EXHIBIT 10.39

                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

         This Amended and Restated Loan and Security Agreement is made as of the 9th day of September, 2003, between TROPICAL SPORTSWEAR INT'L CORPORATION, a Florida corporation ("Borrower"), and FLEET CAPITAL CORPORATION, a Rhode Island corporation ("Lender").

                              W I T N E S S E T H:

         WHEREAS, Borrower and Bank of America, N.A. (formerly known as NationsBank, N.A.), a national banking association ("Bank of America"), heretofore executed and delivered a Loan Agreement dated as of May 28, 1999 (as amended and in effect on the date hereof, the "Existing Loan Agreement"), pursuant to which Bank of America made available to Borrower a term loan in the original aggregate principal amount of $15,500,000, of which $7,000,000 remains unpaid on the date hereof (such unpaid principal amount, the "Existing Term Loan");

         WHEREAS, pursuant to an Assignment of Mortgage and Related Documents dated as of September 9, 2003 (the "Loan Assignment"), Bank of America has on the date hereof assigned and transferred to Lender all of its right, title and interest in and to the Existing Loan Agreement and each other instrument, agreement and other document evidencing, governing, securing or relating to the Existing Term Loan (together with the Existing Loan Agreement, collectively, the "Existing Loan Documents");

         WHEREAS, pursuant to an Assignment Agreement dated as of September 9, 2003 (the "Swap Assignment," and together with the Loan Assignment, the "Assignments"), Bank of America has on the date hereof assigned and transferred to Lender or an Affiliate of Lender all of its right, title and interest in and to the International SWAP Dealers Association, Inc. Master Agreement dated May 28, 1999, executed by Borrower and Bank of America (together with all exhibits, schedules and addenda attached thereto, the "Swap Contract"); and

         WHEREAS, at the request of Borrower, Lender has agreed to amend the Existing Loan Agreement to, among other things, eliminate certain financial covenants and provide for an additional term loan, and for the convenience of the parties and without any intention of effecting a repayment or a novation of the Existing Term Loan, to effect such modifications and other changes by amending and restating the Existing Loan Agreement in its entirety as hereinafter set forth, upon and subject to all of the terms and conditions hereof.

         NOW, THEREFORE, in consideration of the Existing Loan Agreement and the Existing Term Loan, the mutual undertakings hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that the existing Loan Agreement is amended and restated in its entirety to read as follows:

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                                    SECTION 1

                                   DEFINITIONS

         Section 1.1 Definitions. All capitalized terms used in this Agreement, unless otherwise defined herein, shall have the meanings ascribed to such terms in the Revolving Loan Agreement (as hereinafter defined). In addition, for the purposes of this Agreement, the following terms shall have the following meanings:

         "Account" shall have the meaning ascribed to "account" in the UCC and shall include any and all rights of Borrower to payment for goods sold or leased or for services rendered that are not evidenced by an Instrument or Chattel Paper, whether or not they have been earned by performance.

         "Account Debtor" shall mean a Person who is or becomes obligated under or on account of an Account.

         "Accounts Collateral" shall mean all Accounts of Borrower and all right, title and interest of Borrower in or to any returned Goods the sale or other disposition of which gave rise to an Account, together with all rights, titles, securities and guarantees with respect to any Account, including any rights to stoppage in transit, replevin, reclamation and resales, and all related security or Liens, whether voluntary or involuntary, in each case whether now existing or owned or hereafter created, arising or acquired.

         "Adjusted LIBOR Rate" with respect to each Interest Period for a LIBOR Loan, shall mean an interest rate per annum (rounded upward to the next 1/16th of one percent) equal to the quotient of (a) the LIBOR Rate in effect for such Interest Period divided by (b) a percentage expressed as a decimal) equal to 100% minus Statutory Reserves.

"Agreement" shall mean this Amended and Restated Loan and Security Agreement, including all Schedules, Exhibits and other attachments hereto, and all amendments, modifications and supplements hereto and thereto.

         "Applicable Margin" shall mean (a) as to Base Rate Loans, 1.50%, and
(b) as to LIBOR Loans, 4.00%.

         "Assignments" shall have the meaning ascribed to it in the Recitals to this Agreement.

         "Bank" shall mean Fleet National Bank.

         "Base Rate" shall mean the rate of interest announced or quoted by Bank from time to time as its prime rate. The prime rate announced by Bank is a reference rate and does not necessarily represent the lowest or best rate charged by Bank. Bank may make loans or other extensions of credit at, above or below its announced prime rate. If the prime rate is discontinued by Bank as a standard, a comparable reference rate designated by Bank as a substitute therefor shall be the Base Rate.

         "Base Rate Loan" shall mean any portion of the Term Loan bearing interest at a rate

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determined by reference to the Base Rate.

         "Board of Governors" shall mean the Board of Governors of the Federal Reserve Board.

         "Business Day" shall mean any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of Georgia or is a day on which banking institutions located in such state are closed; provided, however, that when used with reference to a LIBOR Loan (including the making, continuing, prepaying or repaying of any LIBOR Loan), the term "Business Day" shall also exclude any day on which banks are not open for dealings in U.S. Dollar deposits on the London interbank market.

         "Capital Expenditures" shall mean all expenditures of Borrower and its Consolidated Subsidiaries which, in accordance with GAAP, would be classified as capital expenditures.

         "Capital Leases" shall mean leases that are treated, under GAAP, as installment purchases of capital assets rather than operating leases.

         "Chattel Paper" shall have the meaning given to "chattel paper" in the UCC.

         "Closing Date" shall mean the date on which all of the conditions precedent in Section 3 hereof are satisfied.

         "Collateral" shall mean all of the Property and interests in Property described in Section 6 hereof; all Property described in any of the other Loan Documents as security for the payment or performance of any of the Obligations; and all other Property and interests in Property that now or hereafter secure (or are intended to secure) the payment and performance of any of the Obligations.

         "Compliance Certificate" shall mean a Compliance Certificate to be provided by Borrower to Lender in accordance with, and in the form annexed as EXHIBIT C to, this Agreement.

         "Consolidated Subsidiary" shall mean at any date any Subsidiary of Borrower or other entity, the accounts of which are Consolidated with those of Borrower in its Consolidated financial statements as of such date.

         "Commitment Termination Date" shall have the meaning ascribed to it in the Revolving Loan Agreement.

         "Default" shall mean an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

         "Default Rate" shall mean on any date a rate per annum that is equal to
(i) in the case of each Loan outstanding on such date, 2% in excess of the rate otherwise applicable to such Loan on such date, and (ii) in the case of any of the other Obligations outstanding on such date, 2% plus the Applicable Margin for LIBOR Rate Loans in effect on such date.

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         "Deposit Accounts" shall mean all of a Person's demand, time, savings, passbook, money market or other depository accounts, and all certificates of deposit, maintained by such Person with any bank, savings and loan association, credit union or other depository institution.

         "Document" shall have the meaning given to" document" in the UCC.

         "Environmental Agreement" shall mean the Agreement Regarding Environmental Matters to be executed by Borrower in favor of Lender on or about the Closing Date and by which Borrower shall, among other things, indemnify Lender from liability for Borrower's failure to comply with any Environmental Laws.

         "Equipment" shall mean all of Borrower's machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal Property (other than Inventory) of every kind and description, whether now owned or hereafter acquired by Borrower and wherever located, and all parts, accessories and special tools therefor, all accessions thereto, and all substitutions and replacements thereof.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and all rules and regulations from time to time promulgated thereunder.

         "Eurocurrency Liabilities" shall have the meaning ascribed to it in Regulation D.

         "Event of Default" means any of the events specified in Section 8.1, provided that any requirement for notice or lapse of time or any other condition enumerated in Section 8.1 has been satisfied.

         "Existing Mortgage" shall mean the Amended and Restated Real Estate Mortgage dated May 29, 1999, made by Borrower in favor of Bank of America, by which Borrower granted and conveyed to Bank of America Liens upon the Real Estate owned by Borrower and located at 4924 West Waters Avenue and 4902 West Waters Avenue, Tampa, Hillsborough County, Florida., as security for the payment of the Obligations.

         "Existing Loan Agreement" shall have the meaning ascribed to it in the Recitals to this Agreement.

         "Existing Loan Documents" shall have the meaning ascribed to it in the Recitals to this Agreement.

         "Existing Term Loan" shall have the meaning ascribed to it in the Recitals to this Agreement.

         "Existing Title Policy" shall have the meaning ascribed to it in
Section 3.12 hereof.

         "Extraordinary Expenses" shall mean all costs, expenses, fees (including fees incurred to Lender Professionals) or advances that Lender may suffer or incur, whether prior to or after the occurrence of an Event of Default, and whether prior to, after or during the pendency of

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an Insolvency Proceeding of an Obligor, on account of or in connection with (i)
the audit, inspection, repossession, storage, repair, appraisal, insuring, completion of the manufacture of, preparing for sale, advertising for sale, selling, collecting or otherwise preserving or realizing upon any Collateral;
(ii) the defense of Lender's Lien upon any Collateral or the priority thereof or any adverse claim with respect to the Term Loan, the Loan Documents or the Collateral asserted by any Obligor, any receiver or trustee for any Obligor or any creditor or representative of creditors of any Obligor; (iii) the settlement or satisfaction of any Liens upon any Collateral (whether or not such Liens are Permitted Liens); (iv) the collection or enforcement of any of the Obligations;
(v) the negotiation, documentation, and closing of any restructuring or forbearance agreement with respect to the Loan Documents or Obligations; or (vi) the enforcement of any of the provisions of any of the Loan Documents. Such costs, expenses and advances may include transfer fees, taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees, appraisal fees, brokers' fees and commissions, auctioneers' fees and commissions, accountants' fees, environmental study fees, wages and salaries paid to employees of Borrower or independent contractors in liquidating any Collateral, travel expenses, all other fees and expenses payable or reimbursable by Borrower or any other Obligor under any of the Loan Documents, and all other fees and expenses associated with the enforcement of rights or remedies under any of the Loan Documents, but excluding compensation paid to employees (including inside legal counsel who are employees) of Lender.

         "Fiscal Quarter" shall mean each consecutive period of 13 weeks beginning on the first day of a Fiscal Year (and, in the case of any Fiscal Year of 53 weeks, the 14-week period occurring during such period).

         "Fiscal Year" shall mean the Fiscal Year of Borrower for accounting and tax purposes, which ends on the Saturday nearest September 30 of each year.

         "General Intangibles" shall mean all general intangibles of Borrower, whether now owned or hereafter created or acquired by Borrower, including all choses in action, causes of action, company or other business records, inventions, blueprints, designs, patents, patent applications, trademarks, trademark applications, trade names, trade secrets, service marks, goodwill, brand names, copyrights, registrations, licenses, franchises, customer lists, permits, tax refund claims, computer programs, operational manuals, internet addresses and domain names, insurance refunds and premium rebates, all claims under guaranties, security interests or other security held by or granted to Borrower to secure payment of any of any of Borrower's Accounts by an Account Debtor, all rights to indemnification and all other intangible property of Borrower of every kind and nature (other than Accounts).

         "Goods" shall have the meaning given to "goods" in the UCC.

         "Guarantor" shall mean each of Tropical Sportswear Company, Inc., a Delaware corporation, Savane International Corp., a Texas corporation, and Apparel Network Corporation, a Florida corporation, and each other Person who at any time guarantees payment or performance of the whole or any part of the Obligations.

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         "Guaranty" shall mean each Guaranty Agreement dated on or about the
Closing Date, made by a Guarantor in favor of Lender and each guaranty now or hereafter executed by a Guarantor in favor of Lender with respect to all or any part of the Obligations.

         "Indemnified Claim" shall mean any and all claims, demands, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, awards, remedial response costs, expenses or disbursements of any kind or nature whatsoever (including reasonable attorneys', accountants', consultants' or paralegals' fees and expenses), whether arising under or in connection with the Loan Documents, any Applicable Law (including any Environmental Laws) or otherwise, that may now or hereafter be suffered or incurred by any Indemnitee and whether suffered or incurred in or as a result of any investigation, litigation, arbitration or other judicial or non-judicial proceeding or any appeals related thereto.

         "Indemnitees" shall mean Lender and each of its Affiliates, officers, directors, employees, agents, attorneys and shareholders.

         "Interest" shall have the meaning ascribed to it in Section 2.15 hereof.

         "Interest Period" shall have the meaning ascribed to it in Section 2.7 hereof.

         "Instrument" shall have the meaning ascribed to the term "instrument" in the UCC.

         "Inventory" shall have the meaning ascribed to the term "inventory" in the UCC and shall include all goods intended for sale or lease by Borrower, or for display or demonstration; all work in process, all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, printing, packing, shipping, advertising, selling, leasing or furnishing such goods or otherwise used or consumed in Borrower's business (but excluding Equipment).

         "Investment Property" shall have the meaning given to "investment property" in the UCC and shall include all Securities (whether certificated or uncertificated), security entitlements, securities accounts, commodity contracts and commodity accounts.

         "Lender Professionals" shall mean attorneys, accountants, appraisers, business valuation experts, environmental engineers or consultants, turnaround consultants and other professionals or experts retained by Lender.

         "Letter-of-Credit Right" shall mean a right of Borrower to payment or performance under a letter of credit (whether the letter of credit is written or electronic), whether or not Borrower has demanded or is at the time entitled to demand payment or performance.

         "LIBOR Loan" shall mean any portion of the Term Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate.

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         "LIBOR Rate" with respect to an Interest Period, shall mean the rate per annum reported to Lender by Bank as the rate at which deposits of U.S. Dollars approximately equal in principal amount to or comparable to the amount of the LIBOR Loan to which such Interest Period relates and for a term comparable to such Interest Period are offered to Bank by prime banks in the London interbank foreign currency deposits market at approximately 11:00 a.m., London time, 2 Business Days prior to the commencement of such Interest Period. Each determination by Lender of any LIBOR Rate shall, in the absence of any manifest error, be conclusive.

         "Loan" shall mean each Base Rate Loan and LIBOR Loan comprising the Term Loan.

         "Loan Documents" shall mean this Agreement, the Term Note, the Notice of Future Advance, Mortgage Modification and Spreading Agreement, the Mortgage, each Guaranty, such Uniform Commercial Code financing statements as Lender deems necessary or appropriate, the Environmental Agreement and any and all other agreements, instruments and documents now or hereafter executed by Borrower, any Obligor or any other Person and delivered to Lender in respect of the transactions contemplated by this Agreement and the other Loan Documents, including all other instruments and agreements now or at any time hereafter securing the whole or any part of the Obligations.

         "Material Adverse Effect" shall mean the effect of any event, condition, action, omission or circumstance, which, alone or when taken together with other events, conditions, actions, omissions or circumstances occurring or existing concurrently therewith, (i) has a material adverse effect upon the business, operations, Properties or condition (financial or otherwise) of any Obligor; (ii) has or could be reasonably expected to have any material adverse effect whatsoever upon the validity or enforceability of the Agreement or any of the other Loan Documents; (iii) has any material adverse effect upon the value of the whole or any material part of the Collateral, the Liens of Lender with respect to the Collateral or the priority of any such Liens; (iv) materially impairs the ability of any other Obligor to perform its obligations under this Agreement or any of the other Loan Documents, including repayment of any of the Obligations when due; or (v) materially impairs the ability of Lender to enforce or collect the Obligations or realize upon any of the Collateral in accordance with the Loan Documents and Applicable Law.

         "Maturity Date" shall mean June 6, 2006.

         "Mortgage" shall mean the Amended and Restated Florida Mortgage, Fixture Filing, Security Agreement and Assignment of Rents and Leases to be executed by Borrower in favor of Lender on or about the Closing Date and by which the Existing Mortgage shall be modified to, among other things, provide for a Lien on the Tropical Headquarters and reflect the effectiveness of the Loan Assignment and the making of the New Term Loan hereunder.

         "Mortgaged Properties" shall mean, collectively, the Real Estate encumbered by the Mortgage and the other Loan Documents.

         "New Term Loan" shall have the meaning ascribed to it in Section 2.1 hereof.

         "Notice of Conversion/Continuation" shall have the meaning ascribed to it in Section 2.6(ii) hereof.

         "Obligations" shall mean, in each case whether now in existence or hereafter arising, (i) the principal of, and interest and premium, if any, on, the Term Loan; and (ii) all other Debts, covenants, duties and obligations (including Contingent Obligations) now or at any time or times hereafter owing by any Obligor to Lender under or pursuant to this Agreement or any of the other Loan Documents, whether evidenced by any note or other writing, whether arising from any extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several, including all interest, charges, expenses, fees or other sums (including Extraordinary Expenses) chargeable to any or all Obligors hereunder or under any of the other Loan Documents.

         "Obligor" shall mean Borrower and each Guarantor, and any other Person that is at any time liable for the payment of the whole or any part of the Obligations or that has granted in favor of Lender a Lien upon any of such Person's assets to secure payment of any of the Obligations.

         "Permitted Liens" shall mean all Liens that are Permitted Liens under (and as defined in) the Revolving Loan Agreement as in effect on the Closing Date.

         "Projections" shall mean Borrower's and its Subsidiaries' forecasted Consolidated balance sheets, profit and loss statements and cash flow statements, all prepared on a consistent basis with Borrower's and its Subsidiaries' historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

         "Real Estate" shall mean all right, title and interest of Borrower (whether as owner, lessor or lessee) at any time or times held by Borrower in any real Property, any buildings, structures, parking areas or other improvements thereon, any fixtures attached thereto and any easements appurtenant thereto.

         "Regulation D" shall mean Regulation D of the Board of Governors.

         "Revolver Lenders" shall have the meaning ascribed to it in the definition of "Revolving Loan Agreement."

         "Revolving Loan Agreement" shall mean the Amended and Restated Loan and Security Agreement dated June 6, 2003, by and among Borrower, certain of Borrower's Subsidiaries, the various financial institutions party thereto from time to time (the "Revolver Lenders") and Fleet Capital Corporation, in its capacity as collateral and administrative agent for the Revolver Lenders.

         "Statutory Reserves" shall mean, on any date, the percentage (expressed as a decimal)

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established by the Board of Governors which is the then stated maximum rate for all reserves (including, any emergency, supplemental or other marginal reserve requirements) applicable to any member bank of the Federal Reserve System in respect to Eurocurrency Liabilities (or any successor category of liabilities under Regulation D). Such reserve percentage shall include, without limitation, those imposed pursuant to said Regulation D. The Statutory Reserve shall be adjusted automatically on and as of the effective date of any change in such percentage.

         "Swap Contract" shall have the meaning ascribed to it in the Recitals to this Agreement.

         "Swap Obligation" shall mean the aggregate present value of future Obligations under the Swap Contract on the Closing Date.

         "Taxes" shall mean any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including income, receipts, excise, property, sales, use, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States or any other Governmental Authority and all interest, penalties, additions to tax and similar liabilities with respect thereto, but excluding taxes imposed on or measured by the net income or overall gross receipts of Lender.

         "Term Loan" shall mean, collectively, (i) the Existing Term Loan and
(ii) the New Term Loan.

         "Term Note" shall mean the Amended and Restated Renewal and Increase Term Note made by Borrower to the order of Lender evidencing the obligation of Borrower to pay the aggregate unpaid principal amount of the Term Loan (and any promissory note or notes that may be issued from time to time in substitution, renewal, extension, replacement or exchange therefor), substantially in the form of EXHIBIT A hereto, with all blanks properly completed, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or refinanced.

         "Tropical Headquarters" shall mean the Real Estate owned by Borrower and located at 5202 West Waters Avenue, Tampa, Florida.

         Section 1.2 Rules of Construction. The rules of construction set forth in Appendix A to the Revolving Loan Agreement under the headings "Accounting Terms," "Other Terms" and "Certain Matters of Construction" shall be incorporated herein by reference, mutatis mutandis, as if fully set forth herein.

                                   SECTION 2.

                       TERM LOAN; GENERAL LOAN PROVISIONS

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         Section 2.1       Existing Term Loan; Manner of Borrowing and
Disbursing New Term Loan. Subject to and upon the terms and conditions set forth in the Existing Loan Agreement, Bank of America made the Existing Term Loan available to Borrower. The Existing Term Loan has been assigned by Bank of America to Lender pursuant to the Loan Assignment. The aggregate principal amount of the Existing Term Loan on the Closing Date is $7,000,000. Subject to and upon the terms and conditions of, and in reliance upon the representations and warranties made under, this Agreement, Lender agrees to make a Base Rate Loan to Borrower on the Closing Date in a principal amount equal to the lesser of (i) $1,500,000 or (ii) the Swap Obligation (the "New Term Loan"). Upon satisfaction of the applicable conditions set forth in Section 3 hereof, Lender shall make the proceeds of the New Term Loan available to Borrower on the Closing Date. The proceeds of the New Term Loan shall be used by Borrower solely to repay the Swap Obligation. Borrower shall not be entitled to reborrow any amounts repaid with respect to the Term Loan.

         Section 2.2. Term Note. The obligation of Borrower to repay the Term Loan shall also be evidenced by the Term Note. The Term Note shall be dated the Closing Date and duly executed and delivered by Borrower.

         Section 2.3 Repayment of Principal of Term Loan. The principal amount of the Term Loan is due and payable, and shall be repaid in full by Borrower, in consecutive quarterly installments of $200,000 each, payable on the first day of each calendar quarter, commencing on October 1, 2003; provided that the unpaid principal balance of the Term Loan is due and payable, and shall be repaid in full by Borrower, on the Maturity Date or, if sooner, on the Commitment Termination Date.

         Section 2.4 Payment of Interest on Term Loan. Interest accrued on the Term Loan shall be due and payable on (i) the first calendar day of each month for the immediately preceding month, computed through the last calendar day of the preceding month, with respect to any portion of the Term Loan bearing interest as a Base Rate Loan, (ii) the last day of the applicable Interest Period and, if the applicable Interest Period is longer than 30 days, on the last day of each month ending during such Interest Period, with respect to any portion of the Term Loan bearing interest as a LIBOR Loan, (iii) the date of any prepayment of the Term Loan and (iv) on the Commitment Termination Date. With respect to any Base Rate Loan converted into a LIBOR Loan pursuant to Section
2.6 on a day when interest would not otherwise have been payable with respect to such Base Rate Loan, accrued interest to the date of such conversion on the amount of such Base Rate Loan so converted shall be paid on the conversion date.

         Section 2.5 Rates of Interest. Borrower agrees to pay interest in respect of all unpaid principal amounts outstanding with respect to the Term Loan from the respective dates such principal amounts are advanced until paid (whether at stated maturity, on acceleration, or otherwise) at a rate per annum equal to the applicable rate indicated below:

                           (i) for any portion of the Term Loan made or outstanding in whole or in part as Base Rate Loans, the Applicable Margin for such Loans plus the Base Rate in effect from time to time; or

                           (ii) for any portion of the Term Loan made or outstanding in whole or in part as LIBOR Loans, the Applicable Margin for such Loans plus the Adjusted LIBOR Rate for the applicable Interest Period selected by Borrower in conformity with this Agreement.

                  Upon determining the Adjusted LIBOR Rate for any Interest Period requested by Borrower, Lender shall promptly notify Borrower thereof by telephone and, if so requested by Borrower, confirm the same in writing. Such determination shall, absent manifest error, be final, conclusive and binding on all parties and for all purposes. The applicable rate of interest for any portion of the Term Loan bearing interest based upon the Base Rate shall be increased or decreased, as the case may be, by an amount equal to any increase or decrease in the Base Rate, with such adjustments to be effective as of the opening of business on the day that any such change in the Base Rate becomes effective. Interest on each Loan shall accrue from and including the date on which such Loan is made, converted to a Loan of another Type or continued as a LIBOR Loan to (but excluding) the date of any repayment thereof; provided, however, that, if a Loan is repaid on the same day made, one day's interest shall be paid on such Loan. The Base Rate on the date hereof is 4.00% per annum and, therefore, the rate of interest in effect hereunder on the date hereof, expressed in simple interest terms, is 5.50% per annum with respect to any portion of the Term Loan bearing interest as a Base Rate Loan.

         Section 2.6       Conversions and Continuations.

                           (i) Borrower may on any Business Day after the Closing Date, subject to the giving of a proper Notice of Conversion/Continuation as hereinafter described, elect (A) to continue all or any part of a LIBOR Loan by selecting a new Interest Period therefor, to commence on the last day of the immediately preceding Interest Period, or (B) to convert all or any part of a Loan of one Type into a Loan of another Type; provided, however, that no outstanding Loans may be converted into or continued as LIBOR Loans when any Default or Event of Default exists. Any conversion of a LIBOR Loan into a Base Rate Loan shall be made on the last day of the Interest Period for such LIBOR Loan.

                           (ii) Whenever Borrower desires to convert or continue Loans under Section 2.6(i), Borrower shall give Lender written notice (or telephonic notice promptly confirmed in writing) substantially in the form of EXHIBIT B, signed by an authorized officer of Borrower, at least 1 Business Day before the requested conversion date, in the case of a conversion into Base Rate Loans, and at least 3 Business Days before the requested conversion or continuation date, in the case of a conversion into or continuation of LIBOR Loans. Each such notice (a "Notice of Conversion/Continuation") shall be irrevocable and shall specify the aggregate principal amount of the Loans to be converted or continued, the date of such conversion or continuation (which shall be a Business Day) and whether the Loans are being converted into or continued as LIBOR Loans (and, if so, the duration of the Interest Period to be applicable thereto and, in the absence of any specification by Borrower of the Interest Period, an Interest Period of one month will be deemed to be specified) or Base Rate Loans. If, upon the expiration of any Interest Period in respect of any LIBOR Loans, Borrower shall have failed to deliver the Notice of

         Conversion/Continuation, Borrower shall be deemed to have elected to convert such LIBOR Loans to Base Rate Loans.

         Section 2.7. Interest Periods. In connection with the making, continuation of, or conversion into, a LIBOR Loan, Borrower shall select an interest period (each an "Interest Period") to be applicable to such LIBOR Loan, which interest period shall commence on the date such LIBOR Loan is converted from a Loan of another Type or continued as a LIBOR Loan, and shall end on a numerically corresponding day in the first, second, third or sixth month thereafter; provided, however, that:

                           (i) the initial Interest Period for a LIBOR Loan shall commence on the date such Loan is made, converted from a Loan of another Type or continued as a LIBOR Loan, and each Interest Period occurring thereafter in respect of such Loan shall commence on the date on which the next preceding Interest Period expires;

                           (ii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                           (iii) any Interest Period that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall expire on the last Business Day of such calendar month;

                           (iv) no Interest Period with respect to any portion of principal of a LIBOR Loan shall extend beyond a date on which Borrower is required to make a scheduled payment of such portion of principal; and

                           (v) no Interest Period shall extend beyond the Maturity Date.

         Section 2.8 Interest Rate Not Ascertainable. If Lender shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) that on any date for determining the Adjusted LIBOR Rate for any Interest Period, by reason of any changes arising after the date of this Agreement affecting the London interbank market or Lender's or Bank's position in such market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted LIBOR Rate, then, and in any such event, Lender shall forthwith give notice (by telephone confirmed in writing) to Borrower of such determination. Until Lender notifies Borrower that the circumstances giving rise to the suspension described herein no longer exist, the obligation of Lenders to make LIBOR Loans shall be suspended, and such affected Loans then outstanding shall, at the end of the then applicable Interest Period or at such earlier time as may be required by Applicable Law, bear the same interest as Base Rate Loans.

         Section 2.9 Default Rate of Interest. Upon (i) the occurrence and during the continuation of an Event of Default, if so elected by Lender in its discretion, or (ii) the commencement by or against Borrower of an Insolvency Proceeding, in each case whether or not Lender elects to accelerate the maturity or demand payment of any of the Obligations, all of the Obligations (and, to the extent permitted by Applicable Law, all past due interest) shall bear interest at the Default Rate. To the fullest extent permitted by Applicable Law, the Default Rate shall apply and accrue on any judgment entered with respect to any of the Obligations and to the unpaid principal amount of the Obligations during any Insolvency Proceeding of Borrower. Borrower acknowledges that the cost and expense to Lender attendant upon the occurrence of an Event of Default are difficult to ascertain or estimate and that the Default Rate is a fair and reasonable estimate to compensate Lender for such added cost and expense. Interest accrued at the Default Rate shall be due and payable ON DEMAND.

         Section 2.10. Computation of Interest and Fees. All fees and other charges provided for in this Agreement that are calculated as a per annum percentage of any amount and all interest shall be calculated daily and shall be computed on the actual number of days elapsed over a year of 360 days.

         Section 2.11 Illegality. Notwithstanding anything to the contrary contained elsewhere in this Agreement, if (i) any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration thereof shall make it unlawful for Lender to make or maintain a LIBOR Loan or to give effect to its obligations as contemplated hereby with respect to a LIBOR Loan or (ii) at any time Lender determines that the making or continuance of or the conversion of a Loan of another Type into any LIBOR Loan has become impracticable as a result of a contingency occurring after the date hereof which adversely affects the London interbank market or the position of Lender in such market, then Lender shall give after such determination Borrower notice thereof and may thereafter (1) declare that LIBOR Loans will not thereafter be made by Lender, whereupon any request by Borrower for a LIBOR Loan shall be deemed a request for a Base Rate Loan unless Lender's declaration shall be subsequently withdrawn (which declaration shall be withdrawn promptly after the cessation of the circumstances described in clause (i) or (ii) above); and (2) require that all outstanding LIBOR Loans be converted to Base Rate Loans, under the circumstances of clause
(i) or (ii) of this Section 2.11 insofar as Lender determines the continuance of LIBOR Loans to be impracticable, in which event all such LIBOR Loans shall be converted automatically to Base Rate Loans as of the date of Borrower's receipt of the aforesaid notice from Lender.

         Section 2.12 Increased Costs. If, by reason of (a) the introduction after the date hereof of or any change (including any change by way of imposition or increase of Statutory Reserves or other reserve requirements) in or in the interpretation of any law or regulation, or (b) the compliance with any guideline or request from any central bank or other Governmental Authority or quasi-Governmental Authority exercising control over banks or financial institutions generally (whether or not having the force of law):

                           (i) Lender shall be subject after the date hereof to any Tax, duty or other charge with respect to any LIBOR Loan or its obligation to make or maintain LIBOR Loans, or a change shall result in the basis of taxation of payment to Lender of the principal of or interest on its LIBOR Loans or its obligation to make LIBOR Loans (except for changes in the rate of Tax on the overall net income or gross receipts of Lender imposed by the jurisdiction in which Lender's principal executive office is located); or

                           (ii) any reserve (including any imposed by the Board of Governors), special deposits or similar requirement against assets of, deposits with or for the account of, or credit extended by, Lender shall be imposed or deemed applicable or any other condition affecting its LIBOR Loans or its obligation to make or maintain LIBOR Loans shall be imposed on Lender or the London interbank market;

and as a result thereof there shall be any increase in the cost to Lender of agreeing to make or making, funding or maintaining LIBOR Loans (except to the extent already included in the determination of the applicable Adjusted LIBOR Rate for LIBOR Loans), or there shall be a reduction in the amount received or receivable by Lender, then Lender shall, promptly after determining the existence or amount of any such increased costs for which Lender seeks payment hereunder, give Borrower notice thereof and Borrower shall from time to time, upon written notice from and demand by Lender, pay to Lender, within 5 Business Days after the date specified in such notice and demand, an additional amount sufficient to indemnify Lender against such increased costs. A certificate as to the amount of such increased cost, submitted to Borrower by Lender, shall be final, conclusive and binding for all purposes, absent manifest error.

At any time that, because of the circumstances described hereinabove in this
Section 2.12 or any other circumstances arising after the date of this Agreement affecting Lender or the London interbank market or Lender's or Bank's position in such market, the Adjusted LIBOR Rate, as determined by Lender, will not adequately and fairly reflect the cost to Lender of making or maintaining LIBOR Loans, then, and in any such event:

                           (i) Lender shall forthwith give notice (by telephone confirmed in writing) to Borrower of such event;

                           (ii) Borrower's right to request and Lender's obligation to make LIBOR Loans shall be immediately suspended and Borrower's right to continue a LIBOR Loan as such beyond the then applicable Interest Period shall also be suspended, until each condition giving rise to such suspension no longer exists; and

                           (iii) Lender shall make a Base Rate Loan as part of the requested Borrowing of LIBOR Loans, which Base Rate Loan shall, for all purposes, be considered part of such Borrowing.

For purposes of this Section 2.12, all references to Lender shall be deemed to include any bank holding company or bank parent of Lender.

2.13 Capital Adequacy. If Lender determines that after the date hereof (a) the adoption of any Applicable Law regarding capital requirements for banks or bank holding companies or the subsidiaries thereof, (b) any change in the interpretation or administration of any such Applicable Law by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or
(c) compliance by Lender or its holding company with any request or directive of any such Governmental Authority, central bank or comparable agency regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on Lender's capital to a level below that which Lender could have achieved (taking into consideration Lender's and its holding company's policies with respect to capital adequacy immediately before such adoption, change or compliance and assuming that Lender's capital was fully utilized prior to such adoption, change or compliance) but for such adoption, change or compliance as a consequence of Lender's commitment to make the Loans pursuant hereto by any amount deemed by Lender to be material:

                           (i) Lender shall promptly, after its receipt of a certificate from Lender setting forth Lender's determination of such occurrence, give notice thereof to Borrower; and

                           (ii) Borrower shall pay to Lender, as an additional fee from time to time, ON DEMAND, such amount as Lender certifies to be the amount reasonably calculated to compensate Lender for such reduction.

A certificate of Lender claiming entitlement to compensation as set forth above will be conclusive in the absence of manifest error. Such certificate will set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to Lender (including the basis for Lender's determination of such amount), and the method by which such amounts were determined. In determining such amount, Lender may use any reasonable averaging and attribution method. For purposes of this Section 2.13, all references to a Lender shall be deemed to include any bank holding company or bank parent of Lender.

Section 2.14 Funding Losses. If for any reason (other than due to a default by Lender or as a result of Lender's refusal to honor a LIBOR Loan request due to circumstances described in Section 2.11 or 2.12 hereof) a conversion to or continuation of LIBOR Loans does not occur on the date specified therefor in a Notice of Conversion/Continuation (whether or not withdrawn), or if any repayment (including any conversions pursuant to Section 2.6 hereof) of any of its LIBOR Loans occurs on a date that is not the last day of an Interest Period applicable thereto, or if for any reason Borrower defaults in its obligation to repay LIBOR Loans when required by the terms of this Agreement, then Borrower shall pay to Lender, within 10 days after Lender's demand therefor, an amount (if a positive number) computed pursuant to the following formula:

                  L = (R - T) x P x D
                      ---------------
                            360

                  where

                  L =     amount payable

                  R = interest rate applicable to the LIBOR Loan not converted or continued or prepaid

                  T = effective interest rate per annum at which any readily marketable bond or other obligations of the United States, selected at Lender's sole discretion, maturing on or nearest the last day of the then applicable or requested Interest Period for such LIBOR Loan and in approximately the same amount as such LIBOR Loan, can be purchased by Lender on the day of such payment of principal or failure to borrow

                  P = the amount of principal paid or the amount of the LIBOR Loan to have been continued or converted

                  D = the number of days remaining in the Interest Period as of the date of such prepayment or the number of days in the requested Interest Period

Borrower shall pay such amount upon presentation by Lender of a statement setting forth the amount and Lender's calculation thereof pursuant hereto, which statement shall be deemed true and correct absent manifest error. For purposes of this Section 2.14, all references to a Lender shall be deemed to include any bank holding company or bank parent of Lender.

Section 2.15 Maximum Interest. Regardless of any provision contained in any of the Loan Documents, in no contingency or event whatsoever shall the aggregate of all amounts that are contracted for, charged or received by Lender pursuant to the terms of this Agreement or any of the other Loan Documents and that are deemed interest under Applicable Law exceed the highest rate permissible under any Applicable Law. No agreements, conditions, provisions or stipulations contained in this Agreement or any of the other Loan Documents or the exercise by Lender of the right to accelerate the payment or the maturity of all or any portion of the Obligations, or the exercise of any option whatsoever contained in any of the Loan Documents, or the prepayment by Borrower of any of the Obligations, or the occurrence of any contingency whatsoever, shall entitle Lender to charge or receive in any event, interest or any charges, amounts, premiums or fees deemed interest by Applicable Law (such interest, charges, amounts, premiums and fees referred to herein collectively as "Interest") in excess of the Maximum Rate and in no event shall Borrower be obligated to pay Interest exceeding such Maximum Rate, and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel Borrower to pay Interest exceeding the Maximum Rate shall be without binding force or effect, at law or in equity, to the extent only of the excess of Interest over such Maximum Rate. If any Interest is charged or received in excess of the Maximum Rate ("Excess"), Borrower acknowledges and stipulates that any such charge or receipt shall be the result of an accident and bona fide error, and such Excess, to the extent received, shall be applied first to reduce the principal Obligations and the balance, if any, returned to Borrower, it being the intent of the parties hereto not to enter into a usurious or otherwise illegal relationship. The right to accelerate the maturity of any of the Obligations does not include the right to accelerate any Interest that has not otherwise accrued on the date of such acceleration, and Lender do not intend to collect any unearned Interest in the event of any such acceleration. Borrower recognizes that, with fluctuations in the rates of interest set forth in Section 2.4 of this Agreement or in the Note, and the Maximum Rate, such an unintentional result could inadvertently occur. All monies paid to Lender hereunder or under any of the other Loan Documents, whether at maturity or by prepayment, shall be subject to any rebate of unearned Interest as and to the extent required by Applicable Law. By the execution of this Agreement, Borrower covenants that (i) the credit or return of any Excess shall constitute the acceptance by Borrower of such Excess, and (ii) Borrower shall not seek or pursue any other remedy, legal or equitable, against Lender based in whole or in part upon contracting for, charging or receiving any Interest in excess of the Maximum Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by Lender or any Lender, all Interest at any time contracted for, charged or received from Borrower in connection with any of the Loan Documents shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Obligations. Borrower and Lenders shall, to the maximum extent permitted under Applicable Law, (i) characterize any non-principal payment as an expense, fee or premium rather than as Interest and (ii) exclude voluntary prepayments and the effects thereof. The provisions of this Section 2.15 shall be deemed to be incorporated into every Loan Document (whether or not any provision of this Section is referred to therein). All such Loan Documents and communications relating to any Interest owed by Borrower and all figures set forth therein shall, for the sole purpose of computing the extent of Obligations, be automatically recomputed by Borrower, and by any court considering the same, to give effect to the adjustments or credits required by this Section 2.15.

         Section 2.16      Special Provisions Governing LIBOR Loans.

                           (i) Number of LIBOR Loans. In no event may the number of LIBOR Loans outstanding at any time to Lender exceed 3.

                           (ii) Minimum Amounts. Each continuation of or conversion to LIBOR Loans pursuant to Section 2.6 hereof, shall be in a minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount.

                           (iii) LIBOR Lending Office. Lender's initial LIBOR Lending Office is set forth opposite its name on the signature pages hereof. Lender shall have the right at any time and from time to time to designate a different office of itself or of any Affiliate as Lender's LIBOR Lending Office, and to transfer any outstanding LIBOR Loans to such LIBOR Lending Office. No such designation or transfer shall result in any liability on the part of Borrower for increased costs or expenses resulting solely from such designation or transfer except any such transfer that is made by Lender pursuant to Section
         2.11 or 2.12 hereof, or otherwise for the purpose of complying with Applicable Law. Increased costs for expenses resulting from a change in Applicable Law occurring subsequent to any such designation or transfer shall be deemed not to result solely from such designation or transfer.

                           (iv) Funding of LIBOR Loans. Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBOR Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by Lender) to make or maintain such LIBOR Loans; provided, however, that such LIBOR Loans shall nonetheless be deemed to have been made and to be held by Lender, and the obligation of Borrower to repay such LIBOR Loans shall nevertheless be to Lender for the account of such foreign branch, Affiliate or international banking facility. The calculation of all amounts payable to Lender under Sections 2.12 and
         2.14 shall be made as if Lender had actually funded or committed to fund its LIBOR Loan through the purchase of an underlying deposit in an amount equal to the amount of such LIBOR Loan and having a maturity comparable to the relevant Interest Period for such LIBOR Loans; provided, however, Lender may fund its LIBOR Loans in any manner it deems fit and the foregoing presumption shall be utilized only for the calculation of amounts payable under Section 2.12 and 2.14.

         SECTION 2.17 GENERAL PAYMENT PROVISIONS. ALL PAYMENTS (INCLUDING ALL PREPAYMENTS) OF PRINCIPAL OF AND INTEREST ON THE TERM LOAN AND OF THE OTHER OBLIGATIONS THAT ARE PAYABLE TO LENDER SHALL BE MADE TO LENDER AT THE OFFICE DESIGNATED BY LENDER FROM TIME TO TIME, IN DOLLARS, WITHOUT ANY OFFSET OR COUNTERCLAIM AND FREE AND CLEAR OF (AND WITHOUT DEDUCTION FOR) ANY PRESENT OR FUTURE TAXES, AND IN IMMEDIATELY AVAILABLE FUNDS NOT LATER THAN 12:00 NOON ON THE DUE DATE (AND PAYMENT MADE AFTER SUCH TIME ON THE DUE DATE TO BE DEEMED TO HAVE BEEN MADE ON THE NEXT SUCCEEDING BUSINESS DAY). IF ANY PAYMENT UNDER THIS AGREEMENT OR THE TERM NOTE SHALL BE SPECIFIED TO BE MADE ON A DAY WHICH IS NOT A BUSINESS DAY, IT SHALL BE MADE ON THE NEXT SUCCEEDING DAY WHICH IS A BUSINESS DAY AND SUCH EXTENSION OF TIME SHALL IN SUCH CASE BE INCLUDED IN COMPUTING INTEREST, IF ANY, IN CONNECTION WITH SUCH PAYMENT.

         Section 2.18 Optional Prepayments of the Term Loan. Borrower may, at its option, prepay any portion of the Term Loan consisting of Base Rate Loans in whole at any time or in part from time to time, in amounts aggregating $250,000 or any greater integral multiple of $250,000, by paying the principal amount to be prepaid together with interest accrued or unpaid thereon to the date of prepayment. Any portion of the Term Loan consisting of LIBOR Loans may be prepaid, at Borrower's option, at any time in whole or from time to time in part, in amounts aggregating $1,000,000 or any greater integral multiple of $250,000, together with any applicable charges pursuant to Section 2.14. Borrower shall give written notice (or telephonic notice promptly confirmed in writing) to Lender of any intended prepayment not less than 1 Business Day prior to any prepayment of Base Rate Loans and not less than 2 Business Days prior to any prepayment of LIBOR Loans. Such notice, once given, shall be irrevocable.

         Section 2.19 Application of Prepayments. Each prepayment of the Term Loan shall be applied first to accrued but unpaid interest and the balance to installments of principal in the inverse order of their maturities, until the Term Loan is paid in full. Lender shall apply the portion of a prepayment that is to be applied to principal installments first to outstanding Base Rate Loans and then to any outstanding LIBOR Loans with the shortest Interest Periods remaining; but if application to any LIBOR Loans would cause the same to be paid prior to the end of an applicable Interest Period, then, by prior written notice to Lender, Borrower may elect as to such LIBOR Loan to deliver cash to Lender in the amount of the required prepayment, to be held by Lender as Cash Collateral until the end of the applicable Interest Period, at which time Lender shall apply such Cash Collateral to such LIBOR Loans.

Section 2.20 Payment of Other Obligations. The balance of the Obligations requiring the payment of money shall be repaid by Borrower to Lender as provided in the Loan Documents, or, if no date of payment is otherwise specified in the Loan Documents, ON DEMAND.

Section 2.21 Application of Payments and Collateral Proceeds. Except to the extent that the manner of application to the Obligations of payments or proceeds of Collateral is expressly governed by other provisions of this Agreement, Borrower irrevocably waives the right to direct the application of any and all payments and Collateral proceeds at any time or times hereafter received by Lender from or on behalf of Borrower, and Borrower does hereby irrevocably agree that Lender shall have the continuing exclusive right to apply and reapply any and all such payments and Collateral proceeds received at any time or times hereafter by Lender or its agent against the Obligations, in such manner as Lender may deem advisable, notwithstanding any entry by Lender upon any of its books and records.

BORROWER SHALL REMAIN JOINTLY AND SEVERALLY LIABLE FOR AND WILL PAY, ON DEMAND, ANY DEFICIENCY REMAINING IN RESPECT OF THE OBLIGATIONS, TOGETHER WITH INTEREST THEREON AT A RATE PER ANNUM EQUAL TO THE HIGHEST RATE THEN PAYABLE HEREUNDER ON SUCH OBLIGATIONS, WHICH INTEREST SHALL CONSTITUTE PART OF THE OBLIGATIONS.

Section 2.22 Marshaling; Payments Set Aside. Lender shall not be under any obligation to marshal any assets in favor of Borrower or any other Obligor or against or in payment of any or all of the Obligations. To the extent that Borrower makes a payment or payments to Lender or any of such Persons receives payment from the proceeds of any Collateral or exercises its right of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other Person, then to the extent of any loss by Lender, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment or proceeds had not been made or received and any such enforcement or setoff had not occurred. The provisions of the immediately preceding sentence of this Section 2.22 shall survive any termination of this Agreement and payment in full of the Obligations.

         Section 2.23 Closing Fee. On the Closing Date, Borrower shall pay to Lender a closing fee in an amount equal to the sum of (i) 2% of the Term Loan, minus (ii) $50,000, in consideration of the Loan Assignment and the making of the New Term Loan hereunder.

                                   SECTION 3.

                              CONDITIONS PRECEDENT

         The obligation of Lender to make available the New Term Loan on the Closing Date is subject to satisfaction of each of the following conditions precedent:

         Section 3.1 Loan Documents. Each of the Loan Documents, in form and substance satisfactory to Lender and, in the case of the Mortgage, in proper form for recording in the applicable jurisdiction, shall have been duly executed and delivered to Lender by each of the signatories thereto and accepted by Lender and each Obligor shall be in compliance with all of the terms thereof.

         Section 3.2 Evidence of Perfection and Priority of Liens. Lender shall have received copies of all filing receipts or acknowledgments issued by any Governmental Authority to evidence any filing or recordation necessary to perfect the Liens of Lender in the Collateral and evidence in form satisfactory to Lender that such Liens constitute valid and perfected security interests and Liens, and that there are no other Liens upon any Collateral except for Permitted Liens.

         Section 3.3 Organization Documents and Resolutions. Lender shall have received copies of the Organization Documents of each Obligor, and all amendments thereto, certified by the Secretary of State or other appropriate officials of the jurisdiction of each Obligor's state of organization and all action, including shareholder approval, if necessary, taken by each Obligor and/or their respective shareholders or other interest holders to authorize the execution, delivery and performance of this Agreement and the other Loan Documents to which each is a party.

         Section 3.4 Good Standing Certificates. Lender shall have received good standing certificates for each Obligor, issued by the Secretary of State or other appropriate official of such Obligor's jurisdiction of organization and each jurisdiction where the conduct of such Obligor's business activities or ownership of its Property necessitates qualification.

         Section 3.5 Opinion Letter. Lender shall have received a signed, written opinion of Akerman, Senterfitt & Eidson, P.A., counsel to the Obligors, opining as to such matters in connection with the transactions contemplated by this Agreement as Lender or its counsel may reasonably request.

         Section 3.6 Insurance. Lender shall have received certified copies of the property and casualty insurance policies of Borrower with respect to the Collateral, or certificates of insurance with respect to such policies in form acceptable to Lender, and loss payable endorsements on Lender's standard form of loss payee endorsement naming Lender as loss payee with respect to each such policy and certified copies of Borrower's liability insurance policies, including product liability policies, together with endorsements naming Lender as an additional insured, all as required by the Loan Documents.

         Section 3.7 No Labor Disputes. Lender shall have received assurances satisfactory to it that there are no threats of strikes or work stoppages by any employees, or organization of employees, of any Obligor which Lender reasonably determines may have a Material Adverse Effect.

         Section 3.8 Compliance with Laws and Other Agreements. Lender shall have determined or received assurances satisfactory to it that none of the Loan Documents or any of the transactions contemplated thereby violate any Applicable Law, court order or agreement binding upon any Obligor.

         Section 3.9 No Material Adverse Change. No material adverse change in the financial condition of any Obligor or in the quality, quantity or value of any Collateral shall have occurred since July 26, 2003.

         Section 3.10 Payment of Fees, Taxes and Expenses. Borrower shall have paid, or made provision for the payment on the Closing Date of, all fees and expenses to be paid hereunder to Lender on the Closing Date and all recording fees, documentary stamp and intangibles taxes and other charges and expenses payable in connection with the execution, delivery or recordation of any Loan Document.

         Section 3.11 Assignments. All of the conditions precedent to the effectiveness of the Assignments shall have been satisfied or waived in writing by Bank of America and Lender.

         Section 3.12 New Title Policy; Endorsements to Existing Title Insurance Policy. Lender shall have received, at its option, either (a) an unconditional commitment for the issuance of a mortgagee title insurance policy with respect to the Mortgaged Properties, with all requirements and conditions to the issuance of the final policy deleted or marked satisfied, issued by a title insurance company satisfactory to Lender, in an amount equal to not less than the fair market value of the Mortgaged Properties, insuring that the Mortgage creates a valid first lien on the Mortgaged Properties, with no survey or other exceptions which Lender shall not have approved in writing, or (b) an unconditional commitment for the issuance of one or more endorsements to the mortgagee title insurance policy issued to Bank of America with respect to the Mortgaged Properties (other than the Tropical Headquarters) in connection with the Existing Loan Agreement (the "Existing Title Policy"), with all requirements and conditions to the issuance of the final endorsement or endorsements deleted or marked satisfied, issued by a title insurance company satisfactory to Lender, which title policy as so endorsed shall (i) be in an amount not less than the value of the Mortgaged Properties, (ii) insure that the Loan Assignment is effective to assign the Existing Mortgage to Lender, (iii) insure that the Mortgage creates in favor of Lender a valid lien on the Mortgaged Properties,
(iv) reflect Lender as the named insured, (v) bring the effective date of the Existing Title Policy forward to the Closing Date and (vi) otherwise provide assurances satisfactory to Lender that the coverages provided under the Existing Title Policy inure to Lender's benefit, with no survey or other exceptions which Lender shall not have approved in writing.

         Section 3.13 Other Real Estate Items. Lender shall have received such materials and information concerning the Mortgaged Properties as Lender may require, including, without limitation, (i) true and accurate surveys satisfactory to Lender of each of the Mortgaged Properties, certified to Lender (or, in the case of surveys previously delivered to Bank of America under the Existing Loan Agreement, to Bank of America, its successors and assigns) and showing the location of any special flood hazard areas thereon in compliance with FEMA requirements, (ii) certificates of occupancy covering each of the Mortgaged Properties, (iii) owner's affidavits or indemnities acceptable to the title insurance company as to such matters relating to any of the Mortgaged Properties as Lender or the title insurance company may request, and (iv) copies of environmental assessments, if any, previously delivered to Tropical.

         Section 3.14 Appraisals. Lender shall have received written reports of appraisals of the Mortgaged Properties prepared as of a recent date by Remarketing Consultants, Inc., in form and scope satisfactory to Lender, reflecting fair market values of the Mortgaged Properties of not less than $35,700,000 in the aggregate.

         Section 3.15 Amendment to Revolving Loan Agreement and Waiver. All of the conditions precedent to the effectiveness of an amendment to the Revolving Loan Agreement and a waiver of each Event of Default under the Revolving Loan Agreement existing on the Closing Date, each in form and substance satisfactory to Lender, shall have been satisfied or waived by the Revolving Lenders (other than the effectiveness of this Agreement).

         Section 3.16 No Default or Event of Default. No Default or Event of Default shall exist at the time of, or would result from, the effectiveness of this Agreement and the funding of the New Term Loan.

         Section 3.17 No Litigation. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of the Loan Documents or the consummation of the transactions contemplated thereby.

         Section 3.18 No Material Adverse Effect. No event shall have occurred and no condition shall exist which has or may be reasonably likely to have a Material Adverse Effect.

Section 3.19 Limited Waiver of Conditions Precedent. If Lender shall make the New Term Loan at a time when any of the foregoing conditions precedent are not satisfied (regardless of whether the failure of satisfaction of any such conditions precedent was known or unknown to Lender), the funding of such Loan shall not operate as a waiver of any Default or Event of Default as a consequence of the failure of any such conditions to be satisfied, unless Lender in writing waives the satisfaction of any condition precedent, in which event such waiver shall only be applicable for the specific instance given and only to the extent and for the period of time expressly stated in such written waiver.

                                   SECTION 4.

                 FINANCIAL STATEMENTS AND AFFIRMATIVE COVENANTS

         Borrower covenants and agrees that from the date hereof and until the Obligations are paid in full:

         Section 4.1 Financial and Collateral Reporting Under Revolving Loan Agreement. Borrower will furnish to Lender all financial statements, certificates, reports and schedules when and as required to be delivered by Borrower under the Revolving Loan Agreement as in effect on the Closing Date, including any such certificates, reports and schedules concerning the whole or any part of the Collateral.

         Section 4.2 Books of Account; Financial Statements and Other Information. Borrower will keep adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions; and cause to be prepared and to be furnished to Lender the following (all to be prepared in accordance with GAAP applied on a consistent basis, unless Borrower's certified public accountants concur in any change therein, such change is disclosed to Lender and is consistent with GAAP).

                  (a) as soon as available, and in any event within 90 days after the close of each Fiscal Year, unqualified audited balance sheets of Borrower and its Subsidiaries as of the end of such Fiscal Year and the related statements of income, shareholders' equity and cash flow, on a Consolidated and consolidating basis, certified without material qualification by a firm of independent certified public accountants of recognized national standing selected by Borrower but reasonably acceptable to Lender (except for a qualification for a change in accounting principles with which the accountant concurs), and setting forth in each case in comparative form the corresponding Consolidated and consolidating figures for the preceding Fiscal Year;

                  (b) as soon as available, and in any event within 45 days after the end of each month (but within 60 days after the last month in a Fiscal Year), an unaudited interim balance sheet of Borrower and its Subsidiaries as of the end of such month and the related unaudited statements of income and cash flow for such month and for the portion of Borrower's Fiscal Year then elapsed, on a Consolidated and consolidating basis, certified by the principal financial officer or the Executive Vice President of Finance and Administration of Borrower as prepared in accordance with GAAP and fairly presenting the Consolidated financial position and results of operations of Borrower and its Subsidiaries for each month and year-to-date period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

                  (c) promptly after sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which Borrower has made generally available to its shareholders and copies of any regular, periodic and special reports or registration statements which Borrower files with the Securities and Exchange Commission or any governmental authority which may be substantial therefor, or any national securities exchange;

                  (d) promptly after the filing thereof, copies of any annual report to be filed in accordance with ERISA in connection with each Plan; and

                  (e) such other data and information (financial and otherwise) as Lender, from time to time, may reasonably request, bearing upon or related to the Mortgaged Properties or Borrower's and any of its Subsidiaries' financial condition or results of operations.

Concurrently with the delivery of the financial statements described in Section 4.2(a), Borrower shall deliver to Lender a copy of the accountants' letter to Borrower's management that is prepared in connection with such financial statements. Concurrently with the delivery of the financial statements described in Section 4.2(b), Borrower shall cause to be prepared and furnished to Lender a Compliance Certificate executed by the chief financial officer of Borrower.

         Section 4.3 Projections. No later than 30 days prior to the end of each Fiscal Year, Borrower will deliver to Lender Projections for the forthcoming 3 Fiscal Years, year by year, and for the forthcoming Fiscal Year, quarter by quarter.

         Section 4.4 Right of Inspection. Whenever Lender, in its reasonable discretion, deems it necessary, Borrower will permit Lender or any agent designated by Lender to visit and inspect the Mortgaged Properties and to inspect and make excerpts of Borrower's accounting records, all at such reasonable times and as often as Lender may reasonably request.

         Section 4.5 Insurance. Borrower will maintain all insurance coverages on the Mortgaged Properties required by the Mortgage. Borrower will provide Lender annually a Certificate of Insurance naming Lender as the "loss payee," specifying the types and amounts of insurance in force and the insurers of each risk covered by such insurance, and maintain the same throughout the term of this Agreement.

         Section 4.6       Payment of Obligations, Taxes, Etc. Borrower will:
(a) pay and discharge all Obligations as and when due and payable; (b) pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it, or upon its income and profits, or upon the Mortgaged Properties and any of other property, real, personal or mixed, or upon any part thereof, owned by Borrower before the same shall become in default; and (c) pay and discharge all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that Borrower will not be required to pay and discharge any such tax, assessment, charge, levy or claim referred to in clauses
(b) or (c) above so long as the validity thereof shall be diligently and continuously contested in good faith by appropriate proceedings with respect to any such tax, assessment, charge, levy or claim so contested.

         Section 4.7 Maintenance of Existence; Rights. Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, franchises, rights and privileges as a corporation under the laws of Florida and will do or cause to be done all things necessary to preserve and keep in full force and effect its right to own property and operate all aspects of its business in a manner not less favorable to it than those now in existence. Borrower will comply with all material requirements applicable to it under the laws or regulations of the United States, of any state or states and of any other governmental authority.

         Section 4.8 Use of Proceeds. The funds borrowed under the Note will be used only for valid corporate purposes and specifically for the purposes herein set forth. In no event may any Loan proceeds be used by Borrower to make a contribution to the equity of any Subsidiary, to purchase or to carry, or to reduce, retire or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose that violates the provisions of Regulations T, U or X of the Board of Governors.

         Section 4.9 Further Assurances. If at any time Lender reasonably believes that any portion of the Obligations is not properly secured or will or may not be properly secured by the Loan Documents as a first priority lien upon or security interest in the Mortgaged Properties or any other Collateral to Lender's satisfaction, then Borrower shall, within three (3) days after written notice of such request from Lender, take all actions and do all things and matters necessary to assure to the reasonable satisfaction of Lender that all of the Obligations then existing or thereafter to be created are properly secured or will be secured as contemplated by this Agreement or any other Loan Document.

         Section 4.10 Maintenance of Mortgaged Properties. Borrower will maintain the Mortgaged Properties in good working order and make all normal and customary repairs and replacements of the same.

         Section 4.11 Litigation Notice. Borrower will deliver to Lender prompt written notice of any action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

         Section 4.12 Transfer of Cash Management. Borrower will transfer, and will cause its Subsidiaries to transfer, within 90 days after the Closing Date, all of their respective deposit accounts and system of cash management (other than a deposit account maintained with a local depository bank in the name of Apparel Network Corporation and a deposit account maintained with a local depository bank in the name of Borrower, into which no proceeds of Accounts or other Collateral shall be deposited) from Borrower's and its Subsidiaries' existing banks to Bank.

         Section 4.13 Termination of and Payment of Obligations Under Swap Contract. On the Closing Date, Borrower will terminate, and pay to Bank all of Borrower's Obligations outstanding under, the Swap Contract.

                                   SECTION 5.

                               NEGATIVE COVENANTS

         Borrower covenants and agrees that from the date hereof until the Obligations are paid in full:

         Section 5.1 Fundamental Changes. Borrower will not merge, reorganize, consolidate or amalgamate with any Person, except for mergers or consolidations of any Subsidiary with and into Borrower, liquidate, wind up its affairs or dissolve itself, sell, lease, transfer or otherwise dispose of all or a substantial part of its properties, shares or assets to, or acquire all or a substantial part of the properties, shares or assets of, any other Person, in each case whether in a single transaction or in a series of related transactions, change its name, conduct business under any new fictitious name or change its FEIN.

         Section 5.2 Nature of Business. Borrower will not change the nature of its primary business from that of a manufacturer and wholesale distributor of apparel.

                                   SECTION 6.

                                   COLLATERAL

         Section 6.1 Grant of Security Interest. To secure the prompt payment and performance of all of the Obligations, Borrower hereby grants to Lender a continuing security interest in and Lien upon all personal property of Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

                     (i)    all Accounts Collateral;

                     (ii)   all Goods, including all Inventory and Equipment;

                     (iii)  all Instruments;

                     (iv)   all Chattel Paper;

                     (v)    all Documents;

                     (vi)   all General Intangibles;

                     (vii)  all Deposit Accounts;

                     (viii) all Investment Property (but excluding any portion thereof that constitutes Margin Stock unless otherwise expressly provided in any Loan Document);

                     (ix)   all Letter-of-Credit Rights;

                       (x) all monies now or at any time or times hereafter in the possession or under the control of Lender or a bailee or Affiliate of Lender, including any cash collateral;

                       (xi) all accessions to, substitutions for and all replacements, products and cash and non-cash proceeds of (i) through
         (x) above, including proceeds of and unearned premiums with respect to insurance policies insuring any of the Collateral and claims against any Person for loss of, damage to or destruction of any of the Collateral; and

                       (xii) all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs, and other computer materials and records) of Borrower pertaining to any of (i) through (xi) above.

         Section 6.2 Lien on Deposit Accounts. As additional security for the payment and performance of the Obligations, Borrower hereby grants to Lender a continuing security interest in and Lien upon, and hereby collaterally assigns to Lender, all of Borrower's right, title and interest in and to each Deposit Account of Borrower and in and to any deposits or other sums at any time credited to each such Deposit Account, including any sums in any blocked account or any special lockbox account and in the accounts in which sums are deposited. In connection with the foregoing, Borrower hereby authorizes and directs each such bank or other depository to pay or deliver to Lender upon its written demand therefor made at any time upon the occurrence and during the continuation of an Event of Default and without further notice to Borrower (such notice being hereby expressly waived), all balances in each Deposit Account maintained by Borrower with such depository for application to the Obligations then outstanding, and the rights given Lender in this Section 6.2 shall be cumulative with and in addition to Lender's other rights and remedies in regard to the foregoing Property as proceeds of Collateral. Borrower hereby irrevocably appoints Lender as Borrower's attorney-in-fact to collect any and all such balances to the extent any such payment is not made to Lender by such bank or other depository after demand thereon is made by Lender pursuant hereto.

         Section 6.3 Other Collateral. In addition to the items of Property referred to in Section 6.1 above, the Obligations shall also be secured by the Cash Collateral to the extent provided herein and all of the other items of Property from time to time described in any of the Loan Documents as security for any of the Obligations.

         Section 6.4 No Assumption of Liability. The security interest granted pursuant to this Agreement is granted as security only and shall not subject Lender to, or in any way alter or modify, any obligation of liability of Borrower with respect to or arising out of the Collateral.

         Section 6.5 Lien Perfection; Further Assurances. Promptly after Lender's request therefor, Borrower shall execute or cause to be executed and deliver to Lender such instruments, assignments, title certificates or other documents as are necessary under the UCC or other Applicable Law (including any motor vehicle certificates of title act) to perfect (or continue the perfection
of) Lender's Lien upon the Collateral and shall take such other action as may be requested by Lender to give effect to or carry out the intent and purposes of this Agreement.

Unless prohibited by Applicable Law, Borrower hereby irrevocably authorizes Lender to execute and file in any jurisdiction any financing statement or amendment thereto on Borrower's behalf, including financing statements that indicate the Collateral (i) as all assets or all personal property of Borrower or words to similar effect or (ii) as being of equal or lesser scope, or with greater or lesser detail, than as set forth in this Section 6. Borrower also hereby ratifies its authorization for Lender to have filed in any jurisdiction any like financing statement or amendment thereto if filed prior to the date hereof. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof.

         Section 6.6 Foreign Subsidiary Stock. Notwithstanding anything to the contrary set forth in Section 6.1 above, the types or items of Collateral described in such Section shall include only sixty-six percent (66%) of the stock of any Foreign Subsidiary.

         Section 6.7 Insurance of Collateral; Condemnation Proceeds. Borrower shall maintain and pay for insurance upon all Collateral, wherever located, covering casualty, hazard, public liability, theft, malicious mischief, and such other risks in such amounts and with such insurance companies as are reasonably satisfactory to Lender. All proceeds payable under each such policy shall be payable to Lender for application to the Obligations. Borrower shall deliver the originals or certified copies of such policies to Lender with satisfactory lender's loss payable endorsements reasonably satisfactory to Lender naming Lender as loss payee, assignee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever and a clause specifying that the interest of Lender shall not be impaired or invalidated by any act or neglect of Borrower or the owner of the Property or by the occupation of the premises for purposes more hazardous than are permitted by said policy. If Borrower fails to provide and pay for such insurance, Lender may, at its option, but shall not be required to, procure the same and charge Borrower therefor. Borrower agrees to deliver to Lender, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies. For so long as no Event of Default exists, Borrower shall have the right to settle, adjust and compromise any claim with respect to any insurance maintained by Borrower provided that all proceeds thereof are applied in the manner specified in this Agreement, and Lender agrees promptly to provide any necessary endorsement to any checks or drafts issued in payment of any such claim. At any time that an Event of Default exists, only Lender shall be authorized to settle, adjust and compromise such claims, and Lender shall have all rights and remedies with respect to such policies of insurance as are provided for in this Agreement and the other Loan Documents.

         Section 6.8 Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes imposed under any Applicable Law on any of the Collateral or in respect of the sale thereof, and all other payments required to be made by Lender to any Person to realize upon any Collateral shall be borne and paid by Borrower. Lender shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in Lender's actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other Person whomsoever, but the same shall be at Borrower' sole risk.

         Section 6.9 Defense of Title to Collateral. Borrower shall at all times defend its title to the Collateral and Lender's Liens therein against all Persons and all claims and demands whatsoever other than Permitted Liens.

                                   SECTION 7.

                         REPRESENTATIONS AND WARRANTIES

         To induce Lender to enter into this Agreement and make available the New Term Loan, Borrower warrants and represents to Lender that:

         Section 7.1 Organization and Qualification. Borrower and each of its Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Borrower and each of its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation in each state or jurisdiction in which the failure of Borrower or any of such Subsidiaries to be so qualified would have a Material Adverse Effect.

         Section 7.2 Power and Authority. Borrower and each of its Subsidiaries is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party. The execution, delivery and performance of this Agreement and each of the other Loan Documents have been duly authorized by all necessary action and do not and will not (i) require any consent or approval of any of the holders of the Equity Interests of Borrower or any of its Subsidiaries; (ii) contravene the Organization Documents of Borrower or any of its Subsidiaries; (iii) violate, or cause Borrower or any of its Subsidiaries to be in default under, any provision of any Applicable Law, order, writ, judgment, injunction, decree, determination or award in effect having applicability to Borrower or any of its Subsidiaries;
(iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower or any of its Subsidiaries is a party or by which it or its Properties may be bound or affected that involves a dollar amount of $1,000,000 or more; or
(v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by Borrower or any of its Subsidiaries.

         Section 7.3 Legally Enforceable Agreement. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, a legal, valid and binding obligation of Borrower and each of its Subsidiaries signatories thereto enforceable against them in accordance with the respective terms of such Loan Documents, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights.

         Section 7.4 Title to Properties; Priority of Liens. Borrower and each of its Subsidiaries has good and marketable title to and fee simple ownership of, or valid and subsisting leasehold interests in, all of its real Property, and good title to all of its personal Property, in each case free and clear of all Liens except Permitted Liens. Borrower has paid or discharged, and has caused each of its Subsidiaries to pay and discharge, all lawful claims which, if unpaid, might become a Lien against any Properties of Borrower or any such Subsidiary that is not a Permitted Lien. The Liens granted to Lender pursuant to this Agreement and the other Loan Documents are first priority Liens, subject only to those Permitted Liens which are expressly permitted by the terms of this Agreement to have priority over the Liens of Lender.

         Section 7.5 Financial Statements; Fiscal Year. The Consolidated and consolidating balance sheets of Borrower and such other Persons described therein (including the accounts of all Subsidiaries of Borrower for the respective periods during which a Subsidiary relationship existed) as of July 26, 2003, and the related statements of income, changes in stockholder's equity, and changes in financial position for the periods ended on such dates, have been prepared in accordance with GAAP, and present fairly the financial positions of Borrower and such Persons at such dates and the results of Borrower's operations for such periods. Since July 26, 2003, there has been no material change in the condition, financial or otherwise, of Borrower and such other Persons as shown on the Consolidated balance sheet as of such date and no material change in the aggregate value of Equipment owned by Borrower or such other Persons, except for a possible valuation adjustment on certain real property, fixtures and Equipment with respect to the Tropical Headquarters, none of which transactions or changes, individually or in the aggregate has been materially adverse.

         Section 7.6 Full Disclosure. The financial statements referred to in Section 7.5 hereof do not contain any untrue statement of a material fact and neither this Agreement nor any other written statement contains or omits any material fact necessary to make the statements contained herein or therein not materially misleading. There is no fact or circumstances in existence on the date hereof which Borrower has failed to disclose to Lender in writing that may reasonably be expected to have a Material Adverse Effect.

         Section 7.7 Solvent Financial Condition. Borrower and each of its Subsidiaries is now Solvent and, after giving effect to the Loans to be made hereunder and the consummation of the other transactions described in the Loan Documents, Borrower and each of its Subsidiaries will be Solvent.

         Section 7.8 Taxes. Borrower and each of its Subsidiaries has filed all federal, state and local tax returns and other reports it is required by law to file and has paid, or made provision for the payment of, all Taxes upon it, its income and Properties as and when such Taxes are due and payable, except to the extent being Properly Contested. The provision for Taxes on the books of Borrower and each of its Subsidiaries are adequate for all years not closed by applicable statutes, and for its current Fiscal Year.

         Section 7.9 Brokers. There are no claims against Borrower for brokerage commissions, finder's fees or investment banking fees in connection with the transactions contemplated by this Agreement or any of the other Loan Documents.

         Section 7.10 Governmental Approvals. Borrower and each of its Subsidiaries has, and is in good standing with respect to, all Governmental Approvals necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it, except for Governmental Approvals the failure to possess which could not be reasonably expected to have a Material Adverse Effect.

         Section 7.11 Compliance with Laws. Borrower and each of its Subsidiaries has duly complied with, and its Properties, business operations and leaseholds are in compliance in all material respects with, the provisions of all Applicable Law, including the Sarbanes-Oxley Act (except to the extent that any such noncompliance with Applicable Law could not reasonably be expected to have a Material Adverse Effect) and there have been no citations, notices or orders of noncompliance issued to Borrower or any of its Subsidiaries under any such law, rule or regulation.

         Section 7.12 Burdensome Contracts. None of Borrower nor any of its Subsidiaries is a party or subject to any contract, agreement, or charter or other corporate restriction, which has or could be reasonably expected to have a Material Adverse Effect. No Borrower nor any of its Subsidiaries is a party or subject to any Restrictive Agreement which prohibits the execution or delivery of any of the Loan Documents by any Obligor or the performance by any Obligor of its obligations under any of the Loan Documents to which it is a party, in accordance with the terms of such Loan Documents.

         Section 7.13 Litigation. There are no actions, suits, proceedings or investigations pending or, to the knowledge of Borrower, threatened, on the date hereof against or affecting Borrower or any of its Subsidiaries, or the business, operations, Properties, prospects, profits or condition of Borrower or any of its Subsidiaries, (i) which relate to any of the Loan Documents or any of the transactions contemplated thereby or (ii) which, if determined adversely to Borrower or any of its Subsidiaries, could reasonably be expected to have a Material Adverse Effect. To the knowledge of Borrower, neither Borrower nor any of its Subsidiaries is in default on the date hereof with respect to any order, writ, injunction, judgment, decree or rule of any court, Governmental Authority or arbitration board or tribunal.

         Section 7.14 No Defaults. No event has occurred and no condition exists which would, upon or after the execution and delivery of this Agreement or Borrower's performance hereunder, constitute a Default or an Event of Default. None of Borrower nor any of its Subsidiaries is in default, and no event has occurred and no condition exists which constitutes or which with the passage of time or the giving of notice or both would constitute a default, under any Material Contract or in the payment of any Debt of Borrower or a Subsidiary to any Person for Money Borrowed.

         Section 7.15 Pension Plans. Except as disclosed in the Revolving Loan Agreement, neither Borrower nor any of its Subsidiaries has any Plan on the date hereof. Borrower and each of its Subsidiaries is in full compliance with the requirements of ERISA and the regulations promulgated thereunder with respect to each Plan, except to the extent such non-compliance could not reasonably be expected to have or result in a Material Adverse Effect in connection with any Plan. No fact or situation that is reasonably likely to result in a material adverse change in the financial condition of Borrower or any of its Subsidiaries exists in connection with any Plan. None of Borrower nor any of its Subsidiaries has any withdrawal liability in connection with a Multi-employer Plan.

         Section 7.16 Trade Relations. There exists no actual or threatened termination, cancellation or limitation of, or any materially adverse modification or change in, the business relationship between Borrower and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of Borrower, or with any material supplier or group of suppliers, and there exists no condition or state of facts or circumstances which is reasonably likely to have a Material Adverse Effect or prevent Borrower from conducting such business after the consummation of the transactions contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.

         Section 7.17 Labor Relations. Except as disclosed in the Revolving Loan Agreement, neither Borrower nor any of its Subsidiaries is on the date hereof a party to or bound by any collective bargaining agreement, management agreement or consulting agreement. On the date hereof, there are no material grievances, disputes or controversies with any union or any other organization of Borrower's or any Subsidiary's employees, or, to Borrower's knowledge, any threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

         Section 7.18 Not a Regulated Entity. No Obligor is (i) an "investment company" or a "person directly or indirectly controlled by or acting on behalf of an investment company" within the meaning of the Investment Company Act of 1940; (ii) a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935; or (iii) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code or any other Applicable Law regarding its authority to incur Debt.

         Section 7.19 Margin Stock. No Borrower nor any of its Subsidiaries is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

         Section 7.20      Reaffirmation of Representations and Warranties.

         Each representation and warranty contained in this Agreement and the other Loan Documents shall be deemed to be reaffirmed by Borrower on each day that any Obligations are outstanding, except for changes in the nature of Borrower's or, if applicable, any of its

Subsidiaries' business or operations that may occur after the date hereof in the Ordinary Course of Business so long as Lender has consented to such changes or such changes are not violative of any provision of this Agreement. Notwithstanding the foregoing, representations and warranties which by their terms are applicable only to a specific date shall be deemed made only at and as of such date.

                                   SECTION 8.

                                EVENTS OF DEFAULT

Section 8.1 Events of Default. The occurrence or existence of one or more of the following events or conditions shall constitute an "Event of Default" (each of which Events of Default shall be deemed to exist unless and until waived by Lender in accordance with the provisions of this Agreement):

         (a) Default in Payment. The failure to pay (i) the outstanding principal amount of the Term Note, plus unpaid accrued interest, on the Maturity Date (or, if sooner, on the Commitment Termination Date), (ii) any installment of principal and/or interest required by the Term Note within ten (10) days after the date the same was due, without notice or demand, or (iii) the failure to pay any other amounts due under the Term Note, this Agreement or the other Loan Documents within ten (10) days after written demand therefor from Lender to Borrower.

         (b) Default Under Loan Agreement. Borrower shall fail to observe or perform any covenant contained in this Agreement (other than as specifically provided for otherwise in this Section 8.1) for a period of 30 days after written notice thereof has been given to Borrower by Lender.

         (c) Misrepresentations. Any representation or warranty made by Borrower herein or in any writing furnished in connection with or pursuant to this Agreement or any of the other Loan Documents shall at any time prove to have been false or misleading in any material respect on the date upon which made or deemed reaffirmed.

         (d) Default Under Other Loan Documents. The occurrence of any default as specified in any of the other Loan Documents and such default shall not have been remedied within the grace period, if any, provided in such Loan Document.

         (e) Default Under the Revolving Loan Agreement. An "Event of Default" (as defined in the Revolving Loan Agreement) shall occur under the Revolving Loan Agreement.

         (f) Default Under the Swap Contract or Other Obligations to Lender. An Event of Default shall occur under the Swap Contract or any other Obligations owed to Lender or any Affiliate of Lender (including Bank) by Borrower.

         (g) Liquidation; Dissolution; Voluntary Bankruptcy. The liquidation or dissolution of Borrower, or the filing by Borrower of a voluntary petition or an answer seeking reorganization, arrangement, readjustment of its debts or for any other relief under the Bankruptcy Code or under any other insolvency act or law, state or federal, now or hereafter existing, or any other action of Borrower indicating its consent to, approval of or acquiescence in, any such petition or preceding; the application by Borrower for, or the appointment by consent or acquiescence of Borrower of a receiver, a trustee or a custodian of Borrower for all or a substantial part of its property; the making by Borrower of any assignment for the benefit of creditors; the inability of Borrower, or the admission by Borrower in writing of its inability, to pay its debts as they mature; or Borrower taking any corporate action to authorize any of the foregoing.

         (h) Involuntary Bankruptcy. The filing of an involuntary petition against Borrower in bankruptcy or seeking reorganization, arrangement, readjustment of its debts or for any other relief under the Bankruptcy Code or under any other insolvency act or law, state or federal, now or hereafter existing; or the involuntary appointment of a receiver, a trustee or a custodian of Borrower for all or a substantial part of its property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of Borrower, and the continuance of any such events for sixty
(60) days undismissed or undischarged.

         (i) Adjudication of Bankruptcy. The adjudication of Borrower as bankrupt or insolvent.

         (j) Order of Dissolution. The entering of any order in any proceedings against Borrower decreeing the dissolution, divestiture or split-up of Borrower, and such order remains in effect for more than sixty (60) days.

         (k) Reports and Certificates. Any report, certificate, financial statement or other instrument delivered to Lender by Borrower, or on behalf of Borrower (provided Borrower has actual knowledge of the false or misleading nature of the document), pursuant to the terms of this Agreement or the Loan Documents shall at any time prove to be false or misleading in any material respect when made or delivered.

         (l) Illegality of Agreement or the Note. This Agreement or the Term Note shall have been held by any court of competent jurisdiction, or by any competent regulatory authority, to be illegal, invalid, prohibited or unenforceable in whole or in material part.

         (m) Attachment. Except as expressly provided otherwise hereunder, an attachment or any other lien (mechanic's or otherwise) against the Mortgaged Properties shall be issued or entered and shall remain undischarged or unbonded for thirty (30) days after the filing thereof.

         (n) Levy Upon Property. Levy is made under any process on, or a receiver be appointed for the Mortgaged Properties or any other property, of Borrower.

         (o) Challenge to Loan Documents. Any Obligor or any of its Affiliates shall challenge or contest in any action, suit or proceeding the validity or enforceability of any of the Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to Lender, or any of the Loan Documents ceases to be in full force or effect for any reason other than a full or partial waiver or release by Lender in accordance with the terms thereof.

         (p) Repudiation of or Default Under Guaranty. Any Guarantor shall revoke or attempt to revoke the Guaranty signed by such Guarantor, shall repudiate such Guarantor's liability thereunder, or shall be in default under the terms thereof, or shall fail to confirm in writing, promptly after receipt of Lender's written request therefor, such Guarantor's ongoing liability under the Guaranty in accordance with the terms thereof.

         Section 8.2       Remedies

         (a) Acceleration and Set-off. Upon the occurrence of any Event of Default, and at any time thereafter as long as the Event of Default is continuing, Lender may, upon five (5) days written notice, declare the entire principal of and all accrued interest on the Term Loan and all other Obligations owing under the Loan Documents, and all other indebtedness of Borrower to Lender, whether Borrower's liability for payment thereof is primary or secondary, direct or indirect, sole, joint, several or joint and several, or whether the indebtedness is matured or unmatured, due or to become due, fixed, absolute or contingent, to be immediately due and payable (without presentment, demand, protest or other notice of any kind, all of which are expressly waived), whereupon the same shall be and become immediately due and payable, and Lender may proceed to collect the same by foreclosure of the Mortgage and by exercise of all rights and remedies afforded to a secured party under the Uniform Commercial Code, at law, or as otherwise provided in the Mortgage, the other Loan Documents and/or other instruments or agreements signed by Borrower.

         (b) Cumulative Remedies. All rights, remedies or recourse of Lender under this Agreement, the Term Note, or any other Loan Document, at law, in equity or otherwise, are cumulative, and exercisable concurrently, and may be pursued singularly, successively or together and may be exercised as often as occasion therefore shall arise. No act of commission or omission by Lender, including, but not limited to, any failure to exercise, or any delay, forbearance or indulgence in the exercise of, any right, remedy or recourse hereunder or under any other Loan Document shall be deemed a waiver, release or modification of that or any other right, remedy or recourse, and no single or partial exercise of any right, remedy or recourse shall preclude Lender from any other or future exercise of the right, remedy or recourse or the exercise of any other right, remedy or recourse. No waiver or release of any such rights, remedies and recourse shall be effective against Lender unless in writing and manually signed by an authorized officer on Lender's behalf, and then only to the extent recited therein. A waiver, release or modification with reference to any one event shall not be construed as continuing or constituting a course of dealing, nor shall it be construed as a bar to, or as a waiver, release or modification of, any subsequent right, remedy or recourse as to a subsequent event.

         (c) No Liability. Whether or not Lender elects to employ any or all remedies available to it in the event of an occurrence of a Default or an Event of Default, Lender shall not be liable for the payment of any expenses incurred in connection with the exercise of any remedy available to Lender or for the performance or non-performance of any obligation of Borrower.

                                   SECTION 9.

                                  MISCELLANEOUS

         Section 9.1 Power of Attorney. Borrower hereby irrevocably designates, makes, constitutes and appoints Lender (and all Persons designated by Lender) as Borrower's true and lawful attorney (and agent-in-fact) and Lender, or Lender's designee, may, without notice to Borrower and in either Borrower's or Lender's name, but at the cost and expense of Borrower:

         (a) At such time or times as Lender or said designee, in its sole discretion, may determine, endorse Borrower's name on any proceeds of Collateral which come into the possession of Lender or under Lender's control.

         (b) At any time that an Event of Default exists: (i) settle, adjust, compromise, discharge or release any of the Collateral or any legal proceedings brought to collect any of the Collateral; (ii) sell or assign any of the Collateral upon such terms, for such amounts and at such time or times as Lender deems advisable; (iii) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (iv) prepare, file and sign Borrower's name to any notice of Lien, assignment or satisfaction of Lien or similar document in connection with any of the Collateral; (v) receive, open and dispose of all mail addressed to Borrower and to notify postal authorities to change the address for delivery thereof to such address as Lender may designate;
(vi) endorse the name of Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Lender on account of the Obligations; (vii) endorse the name of Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to any Collateral; (viii) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to any Collateral; (ix) make and adjust claims under policies of insurance; (x) sign the name of Borrower on any notices of Liens, claims of mechanic's Liens or assignments or releases of mechanic's Liens securing any Collateral; (xi) take all action as may be necessary to obtain the payment of any letter of credit or banker's acceptance of which Borrower is a beneficiary; and (xii) do all other acts and things necessary, in Lender's determination, to fulfill Borrower's obligations under this Agreement.

         Section 9.2 General Indemnity. Borrower hereby agrees to indemnify and defend the Indemnitees against and to hold the Indemnitees harmless from any Indemnified Claim that may be instituted or asserted against or incurred by any of the Indemnitees and that either (i) arises out of or relates to this Agreement or any of the other Loan Documents (including any transactions entered into pursuant to any of the Loan Documents, Lender's Lien upon the Collateral, or the performance by Lender of its duties or the exercise of any of its rights or remedies under this Agreement or any of the other Loan Documents) or (ii) results from Borrower's failure to observe, perform or discharge any of Borrower's covenants or duties hereunder. Without limiting the generality of the foregoing, this indemnity shall extend to any Indemnified Claims instituted or asserted against or incurred by any of the Indemnitees by any Person under any Environmental Laws or similar laws by reason of Borrower's or any other Person's failure to comply with laws applicable to solid or hazardous waste materials or other toxic substances. Additionally, if any Taxes (excluding Taxes imposed upon or measured solely by the net income of Lender, but including any intangibles tax, stamp tax, recording tax or franchise tax) shall be payable by Lender or any Obligor on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any of the other Loan Documents, or the creation or repayment of any of the Obligations hereunder, by reason of any Applicable Law now or hereafter in effect, Borrower will pay (or will promptly reimburse Lender for the payment of) all such Taxes, including any interest and penalties thereon, and will indemnify and hold Indemnitees harmless from and against all liability in connection therewith. The foregoing indemnities shall not apply to Indemnified Claims incurred by any of the Indemnitees as a direct and proximate result of their own gross negligence or willful misconduct.

         Section 9.3 Survival of All Indemnities. Notwithstanding anything to the contrary in this Agreement or any of the other Loan Documents, the obligation of Borrower with respect to each indemnity given by it in this Agreement shall survive the payment in full of the Obligations.

         Section 9.4 Modification of Agreement. This Agreement may not be modified, altered or amended, except by an agreement in writing signed by Borrower and Lender.

         Section 9.5 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement shall be prohibited by or invalid under Applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         Section 9.6 Cumulative Effect; Conflict of Terms. The provisions of the other Loan Documents are hereby made cumulative with the provisions of this Agreement. Without limiting the generality of the foregoing, the parties acknowledge that this Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters and that such limitations, tests and measures are cumulative and each must be performed, except as may be expressly stated to the contrary in this Agreement. Except as otherwise provided in any of the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

         Section 9.7 Execution in Counterparts. This Agreement and any amendments hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

         Section 9.8 Consent. Whenever Lender's consent is required to be obtained under this Agreement or any of the other Loan Documents as a condition to any action, inaction, condition or event, Lender shall be authorized to give or withhold its consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral security for the Obligations, the payment of money or any other matter.

         Section 9.9 Notices. All notices, requests and demands to or upon a party hereto shall be in writing and shall be sent by certified or registered mail, return receipt requested, personal delivery against receipt or by telecopier or other facsimile transmission and shall be deemed to have been validly served, given or delivered when delivered against receipt or, in the case of facsimile transmission, when received (if on a Business Day and, if not received on a Business Day, then on the next Business Day after receipt) at the office where the noticed party's telecopier is located, in each case addressed to the noticed party at the address shown for such party on the signature page hereof. Notwithstanding the foregoing, no notice to or upon Lender shall be effective until after actually received by the individual to whose attention at Lender such notice is required to be sent. Any written notice, request or demand that is not sent in conformity with the provisions hereof shall nevertheless be effective on the date that such notice, request or demand is actually received by the individual to whose attention at the noticed party such notice, request or demand is required to be sent.

         Section 9.10 Performance of Borrower's Obligations. If Borrower shall fail to discharge any covenant, duty or obligation hereunder or under any of the other Loan Documents, Lender may, in its sole discretion at any time or from time to time, for Borrower's account and at Borrower's expense, pay any amount or do any act required of Borrower hereunder or under any of the other Loan Documents or otherwise lawfully requested by Lender to (i) enforce any of the Loan Documents or collect any of the Obligations, (ii) preserve, protect, insure or maintain or realize upon any of the Collateral, or
                  (iii) preserve, defend, protect or maintain the validity or priority of Lender's Liens in any of the Collateral, including the payment of any judgment against Borrower, any insurance premium or any Lien upon or with respect to any of the Collateral (whether or not a Permitted Lien). All payments that Lender may make under this Section 9.10 and all out-of-pocket costs and expenses (including Extraordinary Expenses) that Lender pays or incurs in connection with any action taken by it hereunder shall be reimbursed to Lender by Borrower on demand with interest from the date such payment is made or such costs or expenses are incurred to the date of payment thereof at the Default Rate applicable for Base Rate Loans. Any payment made or other action taken by Lender under this Section 9.10 shall be without prejudice to any right to assert, and without waiver of, an Event of Default hereunder and to without prejudice to Lender's right proceed thereafter as provided herein or in any of the other Loan Documents.

         Section 9.11 Credit Inquiries. Borrower hereby authorizes and permits Lender (but Lender shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning Borrower or any of its Subsidiaries.

         Section 9.12 Time of Essence. Time is of the essence of this Agreement and the other Loan Documents.

         Section 9.13 Indulgences Not Waivers. Lender's failure at any time or times hereafter, to require strict performance by Borrower of any provision of this Agreement shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith.

         Section 9.14 Entire Agreement; Exhibits and Schedules. This Agreement and the other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written. Each Exhibit and Schedule attached hereto is incorporated into this Agreement and by this reference made a part hereof.

         Section 9.15 Interpretation. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having, or being deemed to have, structured, drafted or dictated such provision.

         Section 9.16 Advertising and Publicity. With the prior consent of Borrower (which shall not be unreasonably withheld or delayed), Lender may issue and disseminate to the public (by advertisement or otherwise) information describing the credit accommodations made available by Lender pursuant to this Agreement, including the name and address of Borrower, the amount and security for the credit accommodations and the general nature of Borrower's business, provided that detail regarding terms (such as interest rate) may be provided only to industry publications, such as the "LPC Gold Sheets."

         Section 9.17 Confidentiality. Lender agrees to exercise reasonable efforts (and, in any event, with at least the same degree of care as it ordinarily exercises with respect to confidential information of its other customers) to keep any confidential information that is delivered or made available by Borrower to it and that is marked confidential, including information made available to Lender in connection with a visit or investigation by any Person contemplated in
                  Section 4.4 hereof, confidential from any Person other than their respective Affiliates and individuals employed or retained by Lender who are or are expected to become engaged in evaluating, approving, structuring, administering or otherwise giving professional advice with respect to the Term Loan or any of the Collateral, including any of their respective legal counsel, auditors or other professional advisors; provided, however, that nothing herein shall prevent Lender from disclosing such confidential information (i) to any party to this Agreement from time to time or any participant herein, (ii) pursuant the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over Lender, (iv) which has been publicly disclosed other than by an act or omission of Lender except as permitted herein or which becomes available to Lender on a nonconfidential basis from a source other than Obligors, (v) to the extent reasonably required in connection with any litigation (with respect to any of the Loan Documents or any of the transactions contemplated thereby) to which Lender or any of its Affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedies hereunder, (vii) to any Lender Professionals, (viii) to any actual or proposed participant, assignee, counterparty or advisors to any swap or derivative transactions relating to Obligors and the Obligations, or any other transferee of all or part of a Lender's rights hereunder so long as such Person has agreed in writing to be bound by the provisions of this
                  Section 9.17, (viii) to the National Association of Insurance Commissioners or any similar organization or to any nationally recognized rating agency that requires access to information about Lender's portfolio in connection with ratings issued with respect to Lender, (ix) to the extent reasonably required by Applicable Law (including the Sarbanes-Oxley Act) or (x) with the consent of Borrower. Notwithstanding anything herein to the contrary contained above, the information subject to this Section 9.17 shall not include, and Lender may disclose, without limitation of any kind, any information with respect to the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to Lender relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transactions contemplated hereby as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the transactions contemplated hereby.

         Section 9.18 Governing Law; Consent to Forum. This Agreement has been negotiated, executed and delivered at and shall be deemed to have been made in Atlanta, Georgia. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia; provided, however, that, if any of the Collateral shall be located in any jurisdiction other than Georgia, the laws of such jurisdiction shall govern the method, manner and procedure for foreclosure of Lender's Lien upon such Collateral and the enforcement of Lender's other remedies in respect of such Collateral to the extent that the laws of such jurisdiction are different from or inconsistent with the laws of the State of Georgia. As part of the consideration for new value received, and regardless of any present or future domicile or principal place of business of Borrower or Lender, Borrower hereby consents and agrees that the Superior Court of Cobb County, Georgia, or, at Lender's option, the United States District Court for the Northern District of Georgia, Atlanta Division, shall have jurisdiction to hear and determine any claims or disputes among any or all Borrower and Lender pertaining to this Agreement or to any matter arising out of or related to this Agreement. Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such Court, and Borrower hereby waives any objection that Borrower may have based upon lack of personal jurisdiction, improper venue or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such Court. Borrower hereby waives personal service of the summons, complaint and other process issued in any such action or suit and agrees that service of such summons, complaint and other process may be made by certified mail addressed to Borrower at the address set forth in this Agreement and that service so made shall be deemed completed upon the earlier of Borrower's actual receipt thereof or 3 days after deposit in the U.S. mails, proper postage prepaid. Nothing in this Agreement shall be deemed or operate to affect the right of Lender to serve legal process in any other manner permitted by law, or to preclude the enforcement by Lender of any judgment or order obtained in such forum or the taking of any action under this Agreement to enforce same in any other appropriate forum or jurisdiction.

         Section 9.19 Waivers by Borrower. To the fullest extent permitted by Applicable Law, Borrower waives (i) the right to trial by jury (which Lender hereby also waives) in any action, suit, proceeding or counterclaim of any kind arising out of or related to any of the Loan Documents, the Obligations or the Collateral; (ii) presentment, demand and protest and notice of presentment, protest, default, non payment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Lender on which Borrower may in any way be liable and hereby ratifies and confirms whatever Lender may do in this regard;
                  (iii) notice prior to taking possession or control of the Collateral or any bond or security which might be required by any court prior to allowing Lender to exercise any of Lender's remedies; (iv) the benefit of all valuation, appraisement and exemption laws; (v) any claim against Lender on any theory of liability, for special, indirect, consequential, or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any of the Loan Documents, any transaction thereunder or the use of the proceeds of the Term Loan; and (vi) notice of acceptance hereof. Borrower acknowledges that the foregoing waivers are a material inducement to Lender's entering into this Agreement and that Lender is relying upon the foregoing waivers in its future dealings with Borrower. Borrower warrants and represents that it has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the Court.

         Section 9.20 Reimbursement Obligations. Borrower shall reimburse Lender for all legal, accounting, appraisal and other fees and expenses incurred by Lender in connection with (i) the negotiation and preparation of any of the Loan Documents, any amendment or modification thereto, any waiver of any Default or Event of Default thereunder, or any restructuring or forbearance with respect thereto; (ii) the administration of the Loan Documents and the transactions contemplated thereby, to the extent that such fees and expenses are expressly provided for in this Agreement or any of the other Loan Documents; (iii) action taken to perfect or maintain the perfection or priority of any of Lender's Liens with respect to any of the Collateral; (iv) any inspection of or audits conducted with respect to Borrower's books and records or any of the Collateral;
(v) any effort to verify, protect, preserve, or restore any of the Collateral or to collect, sell, liquidate or otherwise dispose of or realize upon any of the Collateral; (vi) any litigation, contest, dispute, suit, proceeding or action (whether instituted by or against Lender, any Obligor or any other Person) in any way arising out of or relating to any of the Collateral (or the validity, perfection or priority of any of Lender's Liens thereon), any of the Loan Documents or the validity, allowance or amount of any of the Obligations; (vii) the protection or enforcement or any rights or remedies of Lender in any Insolvency Proceeding; and (viii) any other action taken by Lender to enforce any of the rights or remedies of Lender against any Obligor to enforce collection of any of the Obligations or payments with respect to any of the Collateral. All amounts chargeable to Borrower under this Section 9.20 shall constitute Obligations that are secured by all of the Collateral and shall be payable on demand to Lender. Borrower shall also reimburse Lender for expenses incurred by Lender in its administration of any of the Collateral to the extent and in the manner provided in herein or in any of the other Loan Documents. The foregoing shall be in addition to, and shall not be construed to limit, any other provision of any of the Loan Documents regarding the reimbursement by Borrower of costs, expenses or liabilities suffered or incurred by Lender or any Lender.

         Section 9.21 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except that Borrower shall have no right to assign its rights or delegate performance of any of its obligations under any of the Loan Documents. Any assignee or transferee of the Term Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of the Term Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of the Term Note or of any note or notes issued in exchange therefor.

         Section 9.22 Audit and Appraisal Fees. Borrower shall be obligated to reimburse Lender for all reasonable costs and expenses incurred by Lender in connection with audits and appraisals of any Obligor's books and records and such other matters pertaining to any Obligor or any Collateral as Lender shall deem appropriate. Borrower shall reimburse Lender for all reasonable costs and expenses incurred by Lender in connection with appraisals of any Collateral as Lender shall deem appropriate and shall pay to Lender its standard per diem audit fee (currently $850 per day) for each day that an employee or agent of Lender shall be engaged in an examination or review of Borrower's books and records.

         Section 9.23 Limited Waiver. Effective on the Closing Date, Lender hereby waives compliance and the effects of noncompliance by Borrower with the provisions of Sections 4.12.1, 4.12.3 and 4.12.3 of the Existing Loan Agreement as of June 28, 2003.

         Section 9.24 Amendment and Restatement. This Agreement amends and restates the Existing Loan Agreement, and is not intended to be or operate as a novation or an accord and satisfaction of the Existing Loan Agreement or the obligations or indebtedness evidenced or secured thereby or provided for thereunder.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, this Agreement has been duly executed in Atlanta, Georgia, on the day and year specified at the beginning of this Agreement.

ATTEST:                               TROPICAL SPORTSWEAR INT'L CORPORATION

/s/ Karen S. Castillo                 By: /s/ Robin J. Cohan
---------------------                     ------------------
KAREN S. CASTILLO, Secretary              ROBIN J. COHAN, Executive Vice
                                          President, Chief Financial Officer and
[CORPORATE SEAL]                          Treasurer

                                      Address:
                                      4902 West Waters Avenue
                                      Tampa, Florida  33634-1302
                                      Attention: President
                                      Telecopier No.: (813) 249-4901

                                      LENDER:

                                      FLEET CAPITAL CORPORATION

                                             By: /s/ Elizabeth Waller
                                                 --------------------
                                                 Title: Senior Vice President

                                      Address and LIBOR Lending Office:
                                      300 Galleria Parkway, N.W., Suite 800
                                      Atlanta, Georgia 30339
                                      Attention: Office Head
                                      Telecopier No.: (770) 859-2437

                                    EXHIBIT A

                                FORM OF TERM NOTE

               AMENDED AND RESTATED RENEWAL AND INCREASE TERM NOTE

U.S. $8,000,000                                                September 9, 2003
                                                                Atlanta, Georgia

         FOR VALUE RECEIVED, the undersigned, TROPICAL SPORTSWEAR INT'L CORPORATION, a Florida corporation (herein called the "Borrower"), hereby promises to pay to the order of FLEET CAPITAL CORPORATION, a Rhode Island corporation (herein, together with any subsequent holder hereof, called the "Holder"), the principal sum of EIGHT MILLION AND 00/100 DOLLARS ($8,000,000), in such amounts and on such dates specified in SECTION 2.3 of the Loan Agreement, in strict accordance with the terms thereof. Borrower likewise unconditionally promises to pay to Holder interest from and after the date hereof on the unpaid principal balance hereof at such interest rates, payable at such times and computed in such manner as are specified in SECTIONS 2.4, 2.5 and
2.10 of the Loan Agreement, in strict accordance with the terms thereof.

         This Term Note ("Note") is issued pursuant to, and is the "Term Note" referred to in, the Amended and Restated Loan and Security Agreement, dated September 9, 2003 (as at any time amended, the "Loan Agreement"), between Borrower and Holder, and Holder is and shall be entitled to all benefits thereof and of all Loan Documents executed and delivered in connection therewith. All capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to such terms in the Loan Agreement.

         This Note is subject to optional prepayment in accordance with the provisions of SECTION 2.18 of the Loan Agreement. Notwithstanding anything to the contrary contained herein, the entire unpaid principal balance of and accrued interest on this Note shall be due and payable immediately on the Commitment Termination Date.

         All payments of principal and interest shall be made in U.S. Dollars and in immediately available funds to Holder at the office designated by Holder from time to time.

         Upon or after the occurrence of an Event of Default, the principal balance and all accrued interest of this Note may be declared (or shall become) due and payable in the manner and with the effect provided in the Loan Agreement. If this Note is collected by or through an attorney at law, then Borrower shall be obligated to pay, in addition the principal balance and accrued interest hereof, reasonable attorneys' fees, expenses and court costs. From and after the occurrence of an Event of Default, the outstanding principal amount hereof shall bear interest at the Default Rate.

         In no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof or otherwise, shall the amount paid or agreed to be paid to Holder for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permissible under any law which a court of competent jurisdiction may deem applicable hereto; and, in the event of any such payment inadvertently paid by Borrower or inadvertently received by Holder, such excess sum shall be, at Borrower's option, returned to Borrower forthwith or credited as a payment of principal, but shall not be applied to the payment of interest. It is the intent hereof that Borrower not pay or contract to pay, and that Holder not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrower under Applicable Law.

         Time is of the essence of this Note. To the fullest extent permitted by Applicable Law, Borrower, for itself and its legal representatives, successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption or insolvency laws.

         Wherever possible each provision of this Note shall be interpreted in such a manner as to be effective and valid under Applicable Law, but if any provision of this Note shall be prohibited or invalid under Applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note. No delay or failure on the part of Holder in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by Holder of any right or remedy preclude any other or further exercise of such right or remedy or the exercise of any other right or remedy. Holder, at its option, may enforce its rights against any collateral securing this Note without enforcing its rights against Borrower, any Guarantor of the indebtedness evidenced hereby or any other property or indebtedness due or to become due to Borrower. Borrower agrees that, without releasing or impairing Borrower's liability hereunder, Holder may at any time release, surrender, substitute or exchange any collateral securing this Note and may at any time release any party primarily or secondarily liable for the indebtedness evidenced by this Note.

         This Note renews, amends, restates and increases the outstanding principal amount of that certain Renewal and Replacement Promissory Note dated May 18, 1999, made by Borrower to the order of Bank of America, N.A. (formerly known as NationsBank, N.A.) in the original principal amount of $15,500,000 (the "Prior Note"), which Prior Note has been endorsed and assigned to Holder on the date hereof and is attached hereto. The increase amount in excess of the outstanding principal balance immediately prior to the execution and delivery hereof is $1,000,000. Nothing contained herein or in the Prior Note shall constitute a novation or an accord and satisfaction.

         The rights of Holder and obligations of Borrower hereunder shall be construed in accordance with and governed by the laws (without giving effect to the conflict of law principles thereof) of the State of Georgia. This Note is intended to take effect as an instrument under seal under Georgia law.

         IN WITNESS WHEREOF, Borrower has caused this Note to be executed and delivered by its duly authorized officer, on the date first above written.

                                      TROPICAL SPORTSWEAR INT'L CORPORATION

                                      By: /s/ Robin J.  Cohan
                                          -------------------
                                          ROBIN J. COHAN, Executive Vice
                                          President, Chief Financial Officer and
                                          Treasurer

                                          (CORPORATE SEAL)

Florida Documentary Stamp Taxes in the amount of $____________________ have been paid in connection with the recording of the Notice of Future Advance, Mortgage Modification and Spreading Agreement, which modifies the Mortgage that secures this Note.

                                    EXHIBIT B

                    FORM OF NOTICE OF CONVERSION/CONTINUATION

                           Date ______________,______

Fleet Capital Corporation
300 Galleria Parkway
Suite 800
Atlanta, Georgia  30339
Attention: Loan Administration Officer

         Re: Amended and Restated Loan and Security Agreement dated as of September 9, 2003 (as at any time amended, the "Loan Agreement"), by and between Tropical Sportswear Int'l Corporation, a Florida corporation ("Borrower"), and Fleet Capital Corporation, a Rhode Island corporation ("Lender")

Ladies and Gentlemen:

This Notice of Conversion/Continuation is delivered to you pursuant to Section
2.6 of the Loan Agreement. Unless otherwise defined herein, capitalized terms used herein shall have the meanings attributable thereto in the Loan Agreement. Borrower hereby gives notice of its request as follows:
Check as applicable:

         : A conversion of Loans from one Type to another, as follows:

                  (i) The requested date of the proposed conversion is ______________, 20__ (the "Conversion Date");

                  (ii) The Type of Loans to be converted pursuant hereto are presently __________________ [select either LIBOR Loans or Base Rate Loans] in the principal amount of $_____________ outstanding as of the Conversion Date;

                  (iii) The portion of the aforesaid Loans to be converted on the Conversion Date is $_____________ (the "Conversion Amount");

                  (iv) The Conversion Amount is to be converted into a ____________ [select either a LIBOR Loan or a Base Rate LOAN] (the "Converted Loan") on the Conversion Date.

                  (v) [In the event Borrower selects a LIBOR Loan:] Borrower hereby requests that the Interest Period for such Converted Loan be for a duration of _____ [insert length of Interest Period].

         : A continuation of LIBOR Loans for new Interest Period, as follows:

                  (i) The requested date of the proposed continuation is _______________, 20__ (the "Continuation Date");

                  (ii) The aggregate amount of the LIBOR Loans subject to such continuation is $__________________;

                  (iii) The duration of the selected Interest Period for the LIBOR Loans which are the subject of such continuation is: _____________ [select duration of applicable Interest Period];

Borrower hereby ratifies and reaffirms all of its liabilities and obligations under the Loan Documents and certifies that no Default or Event of Default exists on the date hereof.

Borrower has caused this Notice of Conversion/Continuation to be executed and delivered by its duly authorized representative, this _______ day of ______________, 20__.

                                      TROPICAL SPORTSWEAR INT'L CORPORATION

                                      By:________________________________

                                      Title:_____________________________

                                       -4-